--------------------------------------------------------------------------------



                            ASSET PURCHASE AGREEMENT

                                     between

                         TELECOM ANALYSIS SYSTEMS, INC.

                                       and

                          WIRELESS TELECOM GROUP, INC.



--------------------------------------------------------------------------------



                           Dated as of January 7, 1999

                                TABLE OF CONTENTS

                                                                                           Page

                                    ARTICLE I
                           SALE AND PURCHASE OF ASSETS

1.1.    Assets...............................................................................1
1.2.    Excluded Assets......................................................................2

                                   ARTICLE II
                                   THE CLOSING

2.1.    Place and Date.......................................................................2
2.2.    Purchase Price.......................................................................2
2.3.    Determination of the Initial Purchase Price..........................................3
2.4.    Allocation of Consideration..........................................................4
2.5.    Assumption of Liabilities............................................................4
2.6.    Excluded Liabilities.................................................................5
2.7.    Consent of Third Parties.............................................................5
2.8.    The Purchase Price Adjustment........................................................6
2.9.    Like-Kind Exchange...................................................................8

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                   OF NEPTUNE

3.1.    Authorization, etc...................................................................8
3.2.    No Conflicts, etc....................................................................9
3.3.    Corporate Status.....................................................................9
3.4.    Financial Statements.................................................................9
3.5.    Undisclosed Liabilities, etc.........................................................9
3.6.    Absence of Changes..................................................................10
3.7.    Tax Matters.........................................................................12
3.8.    Neptune Assets; Operations of Neptune...............................................13
3.9.    Real Property; Personal Property....................................................13
3.10.   Contracts...........................................................................14
3.11.   Intellectual Property...............................................................15
3.12.   Insurance...........................................................................17
3.13.   Litigation..........................................................................17

3.14.   Compliance with Laws and Instruments; Consents; Governmental Permits................18
3.15.   Environmental Matters...............................................................19
3.16.   Affiliate Transactions..............................................................20
3.17.   Employees, Labor Matters, etc.......................................................20
3.18.   Employee Benefit Plans and Related Matters; ERISA...................................21
3.19.   Inventories.........................................................................21
3.20.   Customers; Sales Representatives....................................................22
3.21.   Suppliers; Raw Materials............................................................22
3.22.   Products............................................................................22
3.23.   Absence of Certain Business Practices...............................................24
3.24.   Territorial Restrictions............................................................24
3.25.   Brokers, Finders, etc...............................................................24
3.26.   Disclosure..........................................................................24

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                     OF TAS

4.1.    Authorization, etc..................................................................25
4.2.    No Conflicts, etc...................................................................25
4.3.    Corporate Status....................................................................25
4.4.    TAS Assets..........................................................................26
4.5.    Intellectual Property...............................................................26
4.6.    Litigation..........................................................................28
4.7.    Compliance with Laws and Instruments; Consents; Governmental Permits................28
4.8.    Inventories.........................................................................29
4.9.    Brokers, Finders, etc...............................................................29
4.10.   Operation of the TAS Business.......................................................29
4.11.   Absence of Certain Business Practices...............................................29
4.12.   Territorial Restrictions............................................................30
4.13.   Affiliate Transactions..............................................................30
4.14.   Suppliers; Raw Materials............................................................30
4.15.   Products............................................................................30
4.16.   Insurance...........................................................................31
4.17.   Customers; Sales Representatives....................................................31
4.18.   Tax Matters.........................................................................32
4.19.   Disclosure..........................................................................32

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

5.1.    Conduct of the Businesses...........................................................32
5.2.    Access and Information..............................................................33
5.3.    Public Announcements................................................................34
5.4.    Further Actions.....................................................................34
5.5.    Further Assurances..................................................................34

                                   ARTICLE VI
                              COVENANTS OF NEPTUNE

6.1.    Liability for Transfer Taxes........................................................35
6.2.    Certificates of Tax Authorities.....................................................35
6.3.    Use of Business Names and Marks.....................................................35
6.4.    Production of Backlog...............................................................36
6.5.    Transfer of Certain Intellectual Property Assets....................................36
6.6.    Year-End Inventory Count............................................................36
6.7.    Compliance with ISRA................................................................36
6.8.    Sublease............................................................................37
6.9.    Option to Acquire the Mahwah Facility...............................................37
6.10.   Iridium Circuit Enhancement.........................................................38
6.11.   Neptune's Net Worth and Net Current Asset Value.....................................38
6.12.   Third Party Consents................................................................38
6.13.   Non-competition and Confidentiality Commitments.....................................38

                                   ARTICLE VII
                                COVENANTS OF TAS

7.1.    Liability of Transfer Taxes.........................................................38
7.2.    Certificates of Tax Authorities.....................................................39
7.3.    Use of Names and Marks..............................................................39
7.4.    Production of Backlog...............................................................39
7.5.    Transfer of Certain Intellectual Property Assets....................................40
7.6.    Year-End Inventory Count............................................................40
7.7.    Compliance with ISRA................................................................40

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT
                          TO OBLIGATIONS OF EACH PARTY

8.1.    HSR Act Notification................................................................41
8.2.    No Injunction, etc..................................................................41

                                   ARTICLE IX
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF TAS

9.1.    Representations, Performance........................................................41
9.2.    Assumption Agreement................................................................42
9.3.    Consents............................................................................42
9.4.    No Material Adverse Effect..........................................................42
9.5.    Ancillary Agreements................................................................42
9.6.    Opinion of Counsel..................................................................43
9.7.    Transfer Documents..................................................................43
9.8.    [This Section 9.8 intentionally left blank.]........................................43
9.9.    FIRPTA Certificate..................................................................43
9.10.   Financing Statement.................................................................43
9.11.   ISRA Compliance.....................................................................44
9.12.   Corporate Proceedings...............................................................44

                                    ARTICLE X
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF NEPTUNE

10.1.   Representations, Performance, etc...................................................44
10.2.   Assumption Agreement................................................................44
10.3.   Opinion of Counsel..................................................................45
10.4.   Ancillary Agreements................................................................45
10.5.   Transfer Documents..................................................................45
10.6.   FIRPTA Certificate..................................................................45
10.7.   Financing Statement.................................................................45
10.8.   Corporate Proceedings...............................................................46

                                   ARTICLE XI
                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

11.1.   Employment of Neptune's Employees...................................................46

11.2.   Welfare and Fringe Benefit Plans....................................................47
11.3.   Workers' Compensation...............................................................47
11.4.   Employment Taxes....................................................................47

                                   ARTICLE XII
                                   TERMINATION

12.1.   Termination.........................................................................48
12.2.   Effect of Termination...............................................................49

                                  ARTICLE XIII
                   DEFINITIONS, INDEMNIFICATION, MISCELLANEOUS

13.1.   Definition of Certain Terms.........................................................50
13.2.   Indemnification.....................................................................58
13.3.   Survival of Representations and Warranties, etc.....................................62
13.4.   Expenses............................................................................63
13.5.   Severability........................................................................63
13.6.   Notices.............................................................................63
13.7.   Headings............................................................................65
13.8.   Entire Agreement....................................................................65
13.9.   Counterparts........................................................................65
13.10.  Governing Law, etc..................................................................65
13.11.  Binding Effect......................................................................65
13.12.  Assignment..........................................................................66
13.13.  No Third Party Beneficiaries........................................................66
13.14.  Amendment; Waivers, etc.............................................................66

                            ASSET PURCHASE AGREEMENT

               ASSET PURCHASE AGREEMENT, dated as of January 7, 1999, between Telecom Analysis Systems, Inc., a New Jersey corporation ("TAS") and Wireless Telecom Group, Inc., a New Jersey corporation ("NEPTUNE").

                              W I T N E S S E T H:

               WHEREAS, Neptune is in the business of designing, developing, assembling, manufacturing and selling certain wireless and satellite test equipment product lines set forth on Schedule A hereto (the "NEPTUNE BUSINESS");

               WHEREAS, TAS is in the business of designing, developing, assembling, manufacturing and selling certain single-function noise generator product lines set forth on Schedule B hereto (the "TAS BUSINESS");

               WHEREAS, TAS wishes to purchase or acquire from Neptune, and Neptune wishes to sell, assign and transfer to TAS, the Neptune Assets (as defined in Section 1.1(a)), and TAS has agreed to assume the Assumed Neptune Liabilities (as defined in Section 2.5(a)), upon the terms and subject to the conditions hereinafter set forth; and

               WHEREAS, Neptune wishes to purchase or acquire from TAS, and TAS wishes to sell, assign and transfer to Neptune, the TAS Assets (as defined in Section 1.1(b)), and Neptune has agreed to assume the Assumed TAS Liabilities (as defined in Section 2.5(b)), upon the terms and subject to the conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein, and of the mutual benefits to be derived hereby, the parties hereto agree as follows:

                                    ARTICLE I
                           SALE AND PURCHASE OF ASSETS

               1.1. Assets. (a) Neptune Assets. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing (as defined in Section 2.1), Neptune will sell, transfer, convey, assign and deliver to TAS, and TAS will purchase or acquire from Neptune, all right, title and interest of Neptune in and to the properties, assets and rights set forth on Schedule 1.1(a), whether accrued, contingent or otherwise and whether now existing or hereinafter acquired as the same may exist on the Closing Date (collectively, the "NEPTUNE ASSETS").

               (b) TAS Assets. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, TAS will sell, transfer, convey, assign and deliver to Neptune, and Neptune will purchase or acquire from TAS, all right, title and interest of TAS in and to the properties, assets and rights set forth on Schedule 1.1(b), whether accrued, contingent or otherwise and whether now existing or hereinafter acquired as the same may exist on the Closing Date (collectively, the "TAS ASSETS").

               Subject to the terms and conditions of this Agreement, at the Closing, good, valid and marketable title to the Neptune Assets shall be transferred or otherwise conveyed to TAS and good, valid and marketable title to the TAS Assets shall be transferred or otherwise conveyed to Neptune, in each case free and clear of all liabilities, obligations, liens and encumbrances ex cepting only Permitted Liens and, in the case of the Neptune Assets, the Assumed Neptune Liabilities or, in the case of the TAS Assets, the Assumed TAS Liabilities.

               1.2. Excluded Assets. (a) Excluded Neptune Assets.
Notwithstanding anything to the contrary set forth herein, the Neptune Assets shall not include any property, asset or right not set forth on Schedule 1.1(a) (collectively, the "EXCLUDED NEPTUNE ASSETS").

               (b) Excluded TAS Assets. Notwithstanding anything to the contrary set forth herein, the TAS Assets shall not include any property, asset or right not set forth on Schedule 1.1(b) (collectively, the "EXCLUDED TAS ASSETS").

                                   ARTICLE II
                                   THE CLOSING

               2.1. Place and Date. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at 10:00 A.M. local time on February 9, 1999 at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10021. In the event that the conditions set forth in Articles VIII, IX and X have not been satisfied as of such date, the Closing shall take place within four business days after the date on which such conditions have been satisfied or waived by the relevant party, or such other time and place upon which the parties may agree. The day on which the Closing actually occurs is herein sometimes referred to as the "CLOSING DATE."

               2.2. Purchase Price. On the terms and subject to the conditions set forth in this Agreement, TAS agrees (a) to pay or cause to be paid to Neptune an aggregate amount equal to the sum of (i) the Initial Purchase Price (as determined pursuant to Section 2.3(b)) plus (ii) $200,000 (the "NON-COMPETE CONSIDERATION") in consideration of the Neptune Non-Competition Agreement (as defined in Section 9.5(b)) (the Initial Purchase Price together with the Non-Compete Consideration, the "TOTAL CONSIDERATION") and (b) to assume the Assumed Neptune Liabilities as provided in Section 2.5(a). On the terms and subject to the conditions set forth in this Agreement, Neptune agrees (x) to pay or cause to be paid to TAS $2,500,000 (the "OTHER CONSIDERATION") and (y) to assume the Assumed TAS Liabilities as provided in Section 2.5(b). The parties agree that the Other Consideration shall be netted against the Initial Purchase Price and the remainder of the Total Consideration shall be payable, as follows:

               (A) At the Closing, $1,500,000 shall be deposited by TAS in escrow for the satisfaction of Neptune's obligations under Section 13.2(a) and $500,000 (such $500,000, the "PURCHASE PRICE ADJUSTMENT DEPOSIT") shall be deposited by TAS in escrow for satisfaction of Neptune's obligations under Section 2.8(e)(i), in each case pursuant to an escrow agreement substantially in the form attached hereto as Exhibit A to TAS and Neptune (the "ESCROW AGREEMENT"); and

               (B) At the Closing, the remainder of the Total Consideration will be wire transferred to such bank account or accounts as specified in written instructions of Neptune, given to TAS at least five days prior to the Closing.

               2.3. Determination of the Initial Purchase Price. (a) Estimation of Closing Net Asset Value. At least 5 days prior to the Closing Date, Neptune shall deliver to TAS a statement (the "ESTIMATED STATEMENT OF CLOSING NET ASSET VALUE") setting forth Neptune's good faith estimate of (x) the book values of the Neptune Inventories, the Neptune Fixed Assets, the Neptune Employee Accruals and the Neptune Payable as of the Closing Date and (y) the aggregate net book value of the Neptune Inventories and the Neptune Fixed Assets after subtracting the aggregate book value of the Neptune Employee Accruals and the Neptune Payable (the "ESTIMATED CLOSING NET ASSET VALUE"), together with reasonable supporting documentation for such estimate, it being understood and agreed that, the Estimated Statement of Closing Net Asset Value shall (i) include the Neptune Inventories and the Neptune Fixed Assets (and no other assets or properties of Neptune or any of its Affiliates) and the Neptune Employee Accruals and the Neptune Payable (and no other liabilities of Neptune or any of its Affiliates) and (ii) reflect Neptune's reasonable estimate of the same values for the Neptune Inventories, the Neptune Fixed Assets, the Neptune Employee Accruals and the Neptune Payable as would be reflected for such assets and liabilities on a balance sheet of Neptune as at the Closing Date, prepared in accordance with Schedule 2.3(a) and otherwise in accordance with GAAP applied consistently in accordance with past practice.

               (b) The "INITIAL PURCHASE PRICE" shall be equal to (i) $18,718,616(1) (ii) minus the amount, if any, by which the Estimated Closing Net Asset Value is less than $8,000,000.

               2.4. Allocation of Consideration. The parties agree to allocate
(a) the Initial Purchase Price (as so adjusted) and the Assumed Neptune Liabilities among the Neptune Assets and (b) the Other Consideration and the Assumed TAS Liabilities (as defined in Section 2.5(b)) among the TAS Assets in accordance with allocation schedules to be agreed to by TAS and Neptune no later than the earlier of (x) 30 days after the determination of the Adjusted Net Asset Value pursuant to Section 2.8 or (y) 30 days before the date by which either TAS or Neptune is required to file a Tax Return which includes items of gain/loss resulting from the purchase and sale contemplated hereby, provided however that the parties agree that in such allocation schedule the aggregate fair market value of the Class I, Class II and Class III assets with respect to the Neptune Assets shall be the greater of the Adjusted Net Asset Value and $8,000,000. Such allocation schedule shall be prepared in accordance with section 1060 of the Code. In connection with the determination of such allocation schedule, the parties shall cooperate with each other and provide such information as either of them shall reasonably request. The parties will each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedules.

               2.5. Assumption of Liabilities. (a) Assumption of Liabilities by TAS. Subject to the terms and conditions set forth herein, at the Closing TAS shall assume and agree to pay, honor and discharge when due all of the following liabilities, to the extent such liabilities exist at or arise on or after the Closing Date (collectively, the "ASSUMED NEPTUNE LIABILITIES"):

               (i) liabilities and costs, not in excess of $100,000 in the aggregate (in addition to any liabilities or costs for product warranty claims which TAS is obligated to pay and/or bear pursuant to the Manufacturing Agreement), in respect of product warranty claims arising with respect to the MP 2700, the UFX-BER Series (cellular and non-cellular), the SLE Series, the MP 2600, the MP 2500, the BS 800/1900 and the MS 800/1900 products delivered prior to the Closing;

               (ii) liabilities in respect of Transferred Employees to the extent specifically assumed by TAS pursuant to Article XI (the "NEPTUNE EMPLOYEE ACCRUALS");

--------
    (1) $18,800,000 minus $81,384 (total rent for a six-month sublease of 40% of the Mahwah Facility).

               (iii) the trade account payable resulting from Purchase Order #020297-00, between Neptune and Joe Roscoe, dated July 15, 1998, for the purchase by Neptune of a frequency synthesizer reflected on the Statement of Closing Net Asset Value (the "NEPTUNE PAYABLE"); and

               (iv) any and all liabilities, obligations and commitments arising out of the Contracts set forth on Schedule 1.1(a), but not including any obligation or liability for any breach thereof occurring prior to the Closing.

               (b) Assumption of Liabilities by Neptune. Subject to the terms and conditions set forth herein, at the Closing Neptune shall assume and agree to pay, honor and discharge when due, to the extent such liabilities exist at or arise on or after the Closing Date, the liabilities and costs as set forth on
Schedule 2.5(b) (collectively, the "ASSUMED TAS LIABILITIES") .

               2.6. Excluded Liabilities. (a) Exclusion of Liabilities by TAS. Notwithstanding the provisions of Section 2.5(a) or any other provision hereof or any schedule or exhibit hereto and regardless of any disclosure to TAS, TAS shall not assume any liabilities, obligations or commitments of Neptune, or any liabilities arising out of the conduct of the Neptune Business or the ownership, use or possession of the Neptune Assets prior to the Closing, of any nature whatsoever, whether known or unknown, contingent or otherwise, other than the Assumed Neptune Liabilities, including, but not limited to, any such liabilities, obligations or commitments to any Affiliates of Neptune or any other third party (the "EXCLUDED NEPTUNE LIABILITIES").

               (b) Exclusion of Liabilities by Neptune. Notwithstanding the provisions of Section 2.5(b) or any other provision hereof or any schedule or exhibit hereto and regardless of any disclosure to Neptune, Neptune shall not assume any liabilities, obligations or commitments of TAS, or any liabilities arising out of the conduct of the TAS Business or the ownership, use or possession of the TAS Assets prior to the Closing, of any nature whatsoever, whether known or unknown, contingent or otherwise, other than the Assumed TAS Liabilities, including, but not limited to, any such liabilities, obligations or commitments to any Affiliates of TAS or any other third party (the "EXCLUDED TAS LIABILITIES").

               2.7. Consent of Third Parties. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof; and any transfer or assignment of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, the transferor shall continue to use all reasonable efforts to obtain any such consent or approval after the Closing Date until such time as such consent or approval has been obtained, and the transferor will cooperate with the transferee in any lawful and economically feasible arrangement to provide that the transferee shall receive the interest of the transferor in the benefits under any such instrument, contract, lease or permit or other agreement or arrangement, including performance by the transferor, as agent, if economically feasible, provided that the transferee shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent the transferee would have been responsible therefor hereunder if such consent or approval had been obtained. The transferor shall pay and discharge, and shall indemnify and hold the transferee harmless from and against, any and all out-of-pocket costs of seeking to obtain or obtaining any such consent or approval whether before or after the Closing Date. Nothing in this Section 2.7 shall be deemed a waiver by the transferee of its right to have received on or before the Closing an effective assignment of all of the Neptune Assets or the TAS Assets, as the case may be, to the extent provided for in this Agreement, nor shall this Section 2.7 be deemed to constitute an agreement to exclude from the Neptune Assets or the TAS Assets, as the case may be, any assets described under Schedules 1.1(a) or 1.1(b).

               2.8. The Purchase Price Adjustment. (a) As soon as practicable following the Closing Date, Neptune shall prepare a statement setting forth (i) the book values of the Neptune Inventories (provided that TAS shall be permitted to participate in the count of Neptune Inventories in connection therewith), the Neptune Fixed Assets, the Neptune Employee Accruals and the Neptune Payable as of the Closing Date and immediately prior to the Closing and (ii) the aggregate net book value of the Neptune Inventories and the Neptune Fixed Assets after subtracting the aggregate book value of the Neptune Employee Accruals and the Neptune Payable (the "STATEMENT OF CLOSING NET ASSET VALUE"), which shall be prepared consistently with the Estimated Statement of Closing Net Asset Value. Such Statement of Closing Net Asset Value shall be audited by Neptune's independent accountants and such accountants' report shall be delivered to TAS no later than 30 days after the Closing Date.

               (b) Following the Closing Date, TAS shall afford Neptune and its Affiliates and their respective employees and advisors access to all books and records relating to the Neptune Business and make available the assistance of any employees of TAS related to the Neptune Business, in each case as is necessary to enable Neptune to prepare the Statement of Closing Net Asset Value.

               (c) TAS shall have a period of 30 days to review the Statement of Closing Net Asset Value following delivery thereof by Neptune. During such period, Neptune shall afford TAS and its Affiliates and their respective employees and advisors access to any of its books, records and work papers relating to the Statement of Closing Net Asset Value. The Statement of Closing Net Asset Value will become final and binding upon the parties on the 31st day following delivery thereof, unless TAS delivers a written notice (the "DISPUTE NOTICE") to Neptune prior to such date which specifies in reasonable detail the items and amounts in the Statement of Closing Net Asset Value with which TAS disagrees.

(d) If TAS delivers a Dispute Notice in accordance with Section 2.8(c), then the parties shall, during the 15-day period beginning on Neptune's receipt of the Dispute Notice, seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Dispute Notice. If Neptune and TAS are unable to resolve all of TAS's objections within such 15-day period, then such unresolved objections shall be submitted to a nationally-recognized accounting firm mutually acceptable to TAS and Neptune (the "THIRD PARTY ACCOUNTANTS") for review and final and binding resolution of any and all matters which remain in dispute and which were included in the Dispute Notice. Neptune and TAS shall use reasonable efforts to cause the Third Party Accountants to render a decision resolving the matters in dispute within 30 days following the final submission of such matter to the Third Party Accountants for decision following such briefing and other procedures as the Third Party Accountants shall establish. Neptune and TAS agree that judgment may be entered upon the determination of the Third Party Accountants in any court having jurisdiction over the party against which such determination is to be enforced. The fees, costs and expenses of the Third Party Accountants (i) shall be borne by TAS in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by TAS (as finally determined by the Third Party Accountants) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by Neptune in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by TAS (as finally determined by the Third Party Accountants) bears to the aggregate dollar amount of such items so submitted.

               (e) Within 10 days after the earlier of the date that (x) the Statement of Closing Net Asset Value becomes final pursuant to Section 2.8(c),
(y) the parties reach agreement pursuant to Section 2.8(c) or (z) the Third Party Accountants render their decision pursuant to Section 2.8(d), a final adjustment to the Initial Purchase Price will be made as follows and TAS and Neptune shall deliver joint instructions to the Escrow Agent (as defined in the Escrow Agreement) for the disposition of the Purchase Price Adjustment Deposit in accordance therewith as follows:

               (i) If the net asset value of the Neptune Assets as finally determined in accordance with Section 2.8(c) or (d) (the "ADJUSTED NET ASSET VALUE") is less than the Estimated Closing Net Asset Value, then the Initial Purchase Price shall be decreased by the difference between the Estimated Closing Net Asset Value and the Adjusted Net Asset

        Value and TAS shall be entitled to receive such difference (the "PURCHASE PRICE ADJUSTMENT"). TAS shall receive from the Purchase Price Escrow Account, in accordance with the Escrow Agreement, an amount equal to the Purchase Price Adjustment, and Neptune shall receive any balance of the Purchase Price Adjustment Deposit remaining after payment of the Purchase Price Adjustment. If the Purchase Price Adjustment Deposit is insufficient to pay the entire Purchase Price Adjustment, Neptune shall promptly pay to TAS, in cash, an amount equal to the difference between the Purchase Price Adjustment and the Purchase Price Adjustment Deposit.

               (ii) In the event the Adjusted Net Asset Value exceeds the Estimated Closing Net Asset Value, then the Initial Purchase Price shall be increased by the excess of the Adjusted Net Asset Value over the Estimated Closing Net Asset Value, provided however, that no adjustment to the Initial Purchase Price shall exceed the amount by which $8,000,000 exceeds the Estimated Closing Net Asset Value. Neptune shall be entitled to receive the Purchase Price Adjustment Deposit which shall be delivered to Neptune in accordance with the Escrow Agreement. TAS shall promptly pay to Neptune, in cash, an amount equal to the excess of the Adjusted Net Asset Value over the Estimated Net Asset Value, provided, however, that the amount payable by TAS pursuant to this
        Section 2.8(e)(ii) shall in no event exceed the amount by which $8,000,000 exceeds the Estimated Closing Net Asset Value.

               (iii) In the event the Adjusted Net Asset Value equals the Estimated Closing Net Asset Value, Neptune shall be entitled to receive the Purchase Price Adjustment Deposit which shall be delivered to Neptune in accordance with the Escrow Agreement.

               (f) The provisions of this Section 2.8 shall in no way limit, supersede or otherwise affect the rights of any party under Section 13.2, and nothing contained in Section 13.2 shall limit, supersede or otherwise affect the rights of any party under this Section 2.8; provided, that no party shall be entitled to be compensated more than once for the same Loss.

               2.9. Like-Kind Exchange. If the parties hereto mutually agree to treat the transactions contemplated by this Agreement as a like-kind exchange within the meaning of section 1031 of the Code for U.S. federal, state or local income tax purposes, the parties agree to take any reasonable action (including, without limitation, amending this Agreement or any other related agreements) to enable the transactions be so treated and shall file all Tax Returns in a manner consistent with such treatment.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                   OF NEPTUNE

               Neptune represents and warrants to TAS as follows, as of the date hereof and as of the Closing Date:

               3.1. Authorization, etc. Neptune has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements, the performance of the obligations of Neptune hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Neptune. No approval or vote of any of the shareholders of Neptune shall be required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Neptune has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it is a party. This Agreement constitutes, and each such Ancillary Agreement when so executed and delivered will constitute, the legal, valid and binding obligation of Neptune enforceable against Neptune in accordance with its respective terms.

               3.2. No Conflicts, etc. Except as set forth on Schedule 3.2 attached hereto, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party by Neptune, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the Neptune Assets under, (a) any law applicable to Neptune or its properties or assets, (b) any provision of any of the Organizational Documents of Neptune or (c) any Contract to which Neptune is a party or by which any of its properties or assets may be bound, except, in the case of this clause (c), for violations and defaults that, individually and in the aggregate, are not reasonably likely to result in a Material Adverse Effect.

               3.3. Corporate Status. Neptune is a corporation duly organized, validly existing and in good standing under the laws of New Jersey, and has full corporate power and authority to conduct the Neptune Business and to own or lease and to operate the Neptune Assets as and in the places where such Neptune Business is conducted and such Neptune Assets are owned, leased or operated.

               3.4. Financial Statements. (a) Schedule 3.4(a) sets forth complete and correct copies of the Financial Statements. The Financial Statements insofar as they describe or relate to or could affect the assets, liabilities, revenues, expenses or cash flows associated with the Neptune Business, are complete and correct in all respects, have been derived from the accounting books and records of Neptune, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented in the Financial Statements subject, in the case of interim unaudited Financial Statements, only to normal recurring year-end adjustments.

               (b) The balance sheets included in the Financial Statements present fairly, insofar as the assets and liabilities associated with the Neptune Business are concerned, the financial position of Neptune as at the respective dates thereof, and the statements of income and statements of cash flows included in such Financial Statements present fairly, insofar as the revenues, expenses and cash flows associated with the Neptune Business are concerned, the results of operations and cash flows of Neptune for the respective periods indicated.

               3.5. Undisclosed Liabilities, etc. To Neptune's Knowledge, Neptune has no liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, arising out of or relating to the Neptune Business except (a) as set forth in
Schedule 3.5, (b) as and to the extent disclosed or reserved against in the June 30, 1998 Balance Sheet and (c) for liabilities and obligations that (i) are incurred after June 30, 1998 in the ordinary course of business and are not prohibited by this Agreement and (ii) individually and in the aggregate, will not be material to the Neptune Business or have or result in a Material Adverse Effect.

               3.6. Absence of Changes. Since June 30, 1998, there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect, Neptune has conducted the Neptune Business only in the ordinary course and has not, on behalf of, in connection with or relating to the Neptune Business or the Neptune
Assets:

               (a) mortgaged, pledged or otherwise subjected to any Lien, any properties or assets, tangible or intangible, except for Permitted Liens arising in the ordinary course of business;

               (b) discharged or satisfied any Lien, other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the June 30, 1998 Balance Sheet and current liabilities incurred since the date thereof in the ordinary course of business;

               (c) modified any existing Contract or entered into (x) any agreement, commitment or other transaction, other than agreements entered into in the ordinary course of business and involving an expenditure of less than $25,000 in each case or $100,000 in the aggregate, or (y) any agreement or commitment that, pursuant to its terms, is not cancelable without penalty on less than 30 days' notice;

               (d) received any notice of termination of any existing Contract, Lease or other agreement which, in any case or in the aggregate, is reasonably likely to result in a Material Adverse Effect;

               (e) except as set forth on Schedule 3.6(e), paid (or agreed to pay) any bonus to any employee (other than the Non-Transferrable Employees), sales representative, agent or consultant, or granted (or agreed to grant) to any employee (other than the Non-Transferrable Employees), sales representative, agent or consultant any other increase in compensation in any form;

               (f) except as set forth on Schedule 3.6(f), entered into, adopted or amended any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any employee (other than the Non-Transferrable Employees), sales representative, agent, consultant or Affiliate (whether or not legally binding);

               (g) suffered any damage, destruction or loss (whether or not covered by insurance), or any strike or other employment-related problem, or any change in relations with or any loss of a supplier, customer or employee, which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect;

               (h) changed in any respect its accounting practices, policies or principles;

               (i) incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation in excess of $50,000 at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person);

               (j) transferred or granted any rights or licenses under, or entered into any settlement regarding the infringement of, Intellectual Property or modified any existing rights with respect thereto or entered into any licensing or similar agreements or arrangements;

               (k) sold, transferred, leased to others or otherwise disposed of any of the Neptune Assets with a value in excess of $25,000 in each case or $100,000 in the aggregate, other than inventory in the ordinary course of business;

               (l) instituted, settled or agreed to settle any Litigation, before any court or governmental body relating to the Neptune Business or the Neptune Assets;

               (m) failed to replenish the Neptune Business' inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry;

               (n) suffered any change, event or condition which, in any case or in the aggregate, is reasonably likely to result in a Material Adverse Effect, including, without limitation, any change in the Neptune Business' revenues, costs, backlog or relations with its employees, agents, customers or suppliers;

               (o) made any material changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor or in policies of employment; or

               (p) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

               3.7. Tax Matters. (a) (i) All material Tax Returns required to be filed by Neptune have been filed, (ii) all such Tax Returns are true and correct in all material respects, (iii) all material Taxes (whether or not reflected on such Tax Returns) required to be paid by Neptune have been paid, (iv) all material Taxes with respect to Neptune for any taxable period (or a portion thereof) ending on or prior to the Closing Date (which are not yet due and payable on or prior to the Closing Date) have been properly reserved for in the books and records of Neptune, and (v) all material Taxes required to be withheld by Neptune have been duly and timely withheld, and such withheld Taxes have been either duly and timely paid to the proper governmental authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper governmental authority.

               (b) No agreement or other document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes with respect to Neptune is currently in effect and no power of attorney with respect to any such Taxes has been filed or entered into with any governmental authority. The time for filing any Tax Return with respect to Neptune has not been extended to a date later than the date of this Agreement.

               (c) Except as set forth on Schedule 3.7(c) hereto, no material Taxes with respect to Neptune are currently under audit, examination or investigation by any governmental authority. No governmental authority is now asserting or, to the knowledge of Neptune, threatening to assert against Neptune any deficiency or claim for Taxes or any adjustment to Taxes.

               (d) Since 1992, no governmental authority has asserted or raised (or threatened to assert or raise) any claim or issue concerning any liability for Taxes with respect to Neptune. To the knowledge of Neptune, no circumstances exist to form the basis for asserting or raising such a claim or issue.

               (e) TAS will not be required to deduct or withhold any consideration or amount paid to Neptune pursuant to section 1445(a) of the Code in connection with the transaction contemplated by this Agreement.

               (f) Schedule 3.7(f) contains a list of states, territories and jurisdictions in which an income, franchise, sales or use tax return with respect to the Neptune Assets or the Neptune Business was filed for the past three years.

               (g) None of the Neptune Assets are subject to Tax liens except for Taxes not yet due and payable.

               3.8. Neptune Assets; Operations of Neptune. (a) Neptune Assets. The Neptune Assets (except (i) inventories sold, (ii) cash disposed of, (iii) accounts receivable collected, (iv) prepaid expenses realized, (v) contracts fully performed, in the case of (i)-(v) in the ordinary course of business, (vi) properties or assets replaced by equivalent or superior properties or assets and
(vii) properties or assets listed on Schedule 3.8(a) hereto), taken as a whole, constitute all of the properties and assets necessary for the conduct of or otherwise material to the Neptune Business during the past twelve months. The Neptune Assets comprise all assets the use of which is necessary for the continued conduct of the Neptune Business by TAS as now being conducted by Neptune. Except for Excluded Neptune Assets, there are no assets or properties used in the Neptune Business and owned by any Person other than Neptune which will not be leased or licensed to TAS under valid, current lease or license arrangements. Neptune owns, or otherwise has sufficient and legally enforceable rights to use, the Neptune Assets. Neptune has good, valid and marketable title to or, in the case of leased property, has good and valid leasehold interests in, all Neptune Assets that are material to the Neptune Business, including, but not limited to, all such Neptune Assets that will be reflected in the Statement of Closing Net Asset Value (except as may be disposed of in the ordinary course of business after the date hereof and in accordance with this Agreement), in each case free and clear of any Lien, except Permitted Liens. Neptune has maintained all tangible Neptune Assets that are material to the Neptune Business in good repair, working order and operating condition subject only to ordinary wear and tear and normal obsolescence. All such tangible Neptune Assets are fully adequate and suitable for the purposes for which they are presently being used.

               (b) Operation of the Neptune Business. Neptune has conducted the Neptune Business itself and not through any division or any direct or indirect subsidiary or Affiliate of Neptune. No part of the Neptune Business is operated by Neptune through any entity other than Neptune.

               3.9. Real Property; Personal Property. (a) Owned Real Property. There is no real property owned by Neptune or any of its Affiliates relating to or used or held for use in connection with, necessary for the conduct of, or otherwise material to the Neptune Business as currently conducted.

               (b) Leases. Schedule 3.9(b) contains a complete and correct list of all Leases setting forth the address, landlord and tenant for each Lease. Neptune has delivered to TAS correct and complete copies of the Leases. Each Lease is legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be so enforceable, individually and in the aggregate, is not reasonably likely to result in a Material Adverse Effect. Neptune is not, and, to Neptune's Knowledge, no other party is, in default, vio lation or breach in any respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any Lease which is reasonably likely to result in a Material Adverse Effect. Except as set forth on Schedule 3.9(b), each Lease grants the tenant under the Lease the exclusive right to use and occupy the premises and rights demised and intended to be demised thereunder. Neptune has good and valid title to the leasehold estate under its respective Leases free and clear of any Liens other than Permitted Liens. Neptune enjoys peaceful and undisturbed possession under its respective Leases for the Leased Real Property.

               (c) Leasehold Interests, etc. The Leased Real Property constitutes all of the leasehold interests in real property used in, material to or necessary for the conduct of or otherwise material to the Neptune Business.

               (d) No Proceedings. There are no proceedings in eminent domain or other similar proceedings pending or, to Neptune's Knowledge, threatened affecting any portion of the Leased Real Property. There exists no writ, injunction, decree, order or judgment outstanding, nor any Litigation, pending or threatened, relating to the ownership, lease, use, occupancy or operation by any Person of any Leased Real Property.

               (e) Current Use. To Neptune's Knowledge the use and operation of the Leased Real Property by Neptune does not violate in any material respect any instrument of record or agreement affecting the Leased Real Property. To Neptune's Knowledge there is no violation of any covenant, condition, restriction, easement or agreement or order of any governmental authority or agency that affects the Leased Real Property or the ownership, operation, use or occupancy thereof which violation is reasonably likely to result in a Material Adverse Effect. No material damage or destruction has occurred with respect to any of the Leased Real Property that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

               3.10. Contracts. (a) Disclosure. Neptune has delivered to TAS complete and correct copies of the Contracts.

               (b) Enforceability. (i) All Contracts are legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be enforceable, individually and in the aggregate, is not reasonably likely to result in a Material Adverse Effect. Except as set forth in Schedule 3.10(b), there does not exist under any Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, is reasonably likely to constitute a violation, breach or event of default thereunder, on the part of Neptune or, to Neptune's Knowledge, any other Person. Except as set forth in Schedule 3.10(b), no consent by any third party is required under any Contract as a result of or in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

               (ii) Neptune has no outstanding powers of attorney relating to the Neptune Business, except powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in a jurisdiction.

               (c) Neptune has no outstanding obligations pursuant to the Statement of Work for Iridium Communications System L-Band RF Effects Link Model, between Motorola, Inc. Satellite Communications Division and Neptune, Subcontract No. C408JE dated July 25, 1995.

               3.11. Intellectual Property. (a) Disclosure. Schedule 3.11(a) sets forth a complete and correct list of all Intellectual Property that is owned by Neptune and related to, used or held for use in connection with, necessary for the conduct of, or otherwise material to the Neptune Business (the "NEPTUNE OWNED INTELLECTUAL PROPERTY"), other than Neptune Owned Intellectual Property that (i) consists of inventions, trade secrets, processes, formulae, know-how, designs, research and development, ideas, engineering notebooks, and confidential business and technical information, or (ii) is not registered or subject to application for registration and is not material to the Neptune Business.

               (b) Title. All of the Neptune Intellectual Property Assets are owned by Neptune, except as set forth on Schedule 3.11(b)(i). Except as set forth on Schedule 3.11(b)(ii), Neptune has the legal right to use the Neptune Intellectual Property Assets in connection with the Neptune Business free from any Liens (except for Permitted Liens incurred in the ordinary course of business) and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. Except as set forth on Schedule 3.11(b)(iii), the Neptune Intellectual Property Assets comprise all of the Intellectual Property necessary for TAS to conduct and operate the Neptune Business as now being operated by Neptune. Except as set forth on Schedule 3.11(b)(iv), immediately after the Closing, TAS will own all of the Neptune Owned Intellectual Property and will have a right to use all other Neptune Intellectual Property Assets, in each case free from Liens (except for Permitted Liens incurred in the ordinary course of business) and on the same terms and conditions as in effect prior to the Closing.

               (c) Licensing and Similar Arrangements. Schedule 3.11(c) sets forth all written or oral agreements and arrangements (i) pursuant to which Neptune has licensed Neptune Intellectual Property Assets to, or the use of Neptune Intellectual Property Assets is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) with respect to, any other Person (including any of Neptune's Affiliates), and (ii) pursuant to which Neptune has had Intellectual Property licensed to it in connection with the Neptune Business, or has otherwise been permitted to use Intellectual Property in connection with the Neptune Business (through non-assertion, settlement or similar agreements or otherwise). Except as set forth on Schedule 3.11(c) hereto, all of the agreements and arrangements set forth or required to be set forth in Schedule 3.11(c): (i) are in full force and effect and enforceable in accordance with their terms, and no default exists or is threatened thereunder by Neptune, or to Neptune's Knowledge, by any other party thereto, (ii) are free and clear of all Liens (except for Permitted Liens incurred in the ordinary course of business), and (iii) do not contain any assignment, change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. Neptune has delivered to TAS true and complete copies of all agreements and arrangements (including amendments) set forth on Schedule 3.11(c). All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, Neptune in respect of any Intellectual Property included in the Neptune Assets are reflected in the Financial Statements.

               (d) No Infringement. To Neptune's Knowledge, the conduct of the Neptune Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To Neptune's Knowledge, none of the Neptune Intellectual Property Assets being transferred is being infringed or otherwise used or available for use by any Person.

               (e) No Intellectual Property Litigation. No claim or demand of any Person has been made or, to Neptune' Knowledge, threatened, nor is there any Litigation that is pending or, to Neptune's Knowledge, threatened, that (i) challenges the rights of Neptune in respect of any Intellectual Property, (ii) asserts that Neptune is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement set forth or required to be set forth in Schedule 3.11(c). None of the Neptune Intellectual Property Assets being transferred are subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other governmental authority or agency, or has been the subject of any Litigation within the last ten years, whether or not resolved in favor of Neptune.

               (f) Due Registration, etc. Except as set forth on Schedule 3.11(f), the Neptune Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or other filing offices, domestic or foreign, to the extent necessary or desirable to ensure protection under any applicable law, and such registrations, filings, issuances and other actions remain in full force and effect. Except as set forth on Schedule 3.11(f), Neptune has taken reasonable actions to ensure protection of the Neptune Intellectual Property Assets being transferred (including maintaining the secrecy of all confidential Neptune Intellectual Property Assets being transferred) under any applicable law.

               (g) Use of Name and Mark. There are, and immediately after the Closing there will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any governmental authority or agency on TAS's right to use the names and marks "WT Com", "Wireless Telecom", "Wireless Telecom International" or any of the names by which any of the products included in the Neptune Business, including but not limited to the Neptune Product Lines, are known or sold in the conduct of the Neptune Business as presently carried on by Neptune.

               (h) Calendar Function. (i) Except as set forth on Schedule 3.11(h), all Software, firmware, hardware and equipment included in the Neptune Assets being transferred either

(x) does not contain or call on a calendar function, including but not limited to any function that is indexed to a computer processing unit clock, provides specific days, dates or times, or calculates spans of dates or times, or (y) contains or calls on such a calendar function, and is and will be able to record, store, process, calculate, compare, sequence and provide true and accurate day, date and time data from, into and between the twentieth and twenty-first centuries, including but not limited to with respect to the years 1999, 2000 and 2001 and leap year calculations.

               (ii) All equipment, including but not limited to hardware, firmware and Software which has been or may be supplied and/or licensed to customers of the Neptune Business by Neptune (collectively, the "NEPTUNE EQUIPMENT") either (x) does not have a calendar function or (y) is, or shall be, prior to the time supplied and/or licensed, Year 2000 Compliant, provided that for the purposes of clause (y) hereof such Neptune Equipment is used either independently of any other products or in combination with other products that are Year 2000 Compliant.

               (iii) For the avoidance of doubt, for the purposes of this
Section 3.11(h), nothing set forth in any disclosure schedule hereto other than
Schedule 3.11(h) shall be deemed disclosure against this Section 3.11(h).

               3.12. Insurance. All insurance policies maintained by Neptune for the benefit of or in connection with the Neptune Assets or the Neptune Business are in full force and effect, and all premiums due thereon have been paid. Neptune has complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is on such terms (including without limitation as to deductibles and self-insured retentions), covers such risks, contains such deductibles and retentions, and is in such amounts, as the insurance customarily carried by comparable companies of established reputation similarly situated and carrying on the same or similar business.

               3.13. Litigation. Except as set forth on Schedule 3.13, there is no Litigation pending or, to the knowledge of Neptune, threatened by, against or affecting Neptune with respect to the Neptune Business or the Neptune Assets, that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect (in each case, if adversely determined, and without regard to whether the defense thereof or liability in respect thereof is covered by policies of insurance or any indemnity, contribution, cost sharing or similar agreement or arrangement by or with any other Person). There are no outstanding orders, judgments, decrees or injunctions issued by any governmental authority or agency against or affecting Neptune that is reasonably likely to result in a Material Adverse Effect.

               3.14. Compliance with Laws and Instruments; Consents; Governmental Permits. (a) Compliance. Except as set forth on Schedule 3.14(a),
(i) Neptune is not in conflict with or in violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (x) any law applicable to the Neptune Assets or the Neptune Business, (y) any provision of its Organizational Documents, or (z) any Contract, or any other agreement or instrument to which it is party or by which it or any of the properties or assets of the Neptune Business is bound or affected, except for any such conflicts, breaches, violations and defaults that, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect, and (ii) Neptune has not received any notice or has knowledge of any claim alleging any such conflict, violation, breach or default.

               (b) Consents. (i) Except as specified in Schedule 3.14(b)(i), no governmental approval or other consent is required to be obtained or made by Neptune in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for consents the failure of which to be made or obtained, individually and in the aggregate, is not reasonably likely to result in a Material Adverse Effect or materially impair the ability of TAS, following the Closing, to continue to conduct the Neptune Business or to own or lease and to operate the Neptune Assets.

               (ii) Schedule 3.14(b)(ii) contains a complete and correct list of all governmental permits and other authorizations necessary for, or otherwise material to, the conduct of the Neptune Business. Except as set forth in
Schedule 3.14(b)(ii), all such governmental permits and other authorizations have been duly obtained and are held by Neptune and are in full force and effect. Neptune is in compliance with all governmental permits and other authorizations held by it, except for such failures so to comply that, individually and in the aggregate, are not reasonably likely to result in a Material Adverse Effect. There is no Litigation pending or, to Neptune's Knowledge, threatened, that is reasonably likely to result in the revocation, cancellation, suspension or modification or nonrenewal of any such governmental permit or other authorization; Neptune has not been notified that any such governmental permit or other authorization will be modified, suspended, cancelled modified or cannot be renewed in the ordinary course of business; and there is no reasonable basis for any such revocation, cancellation, suspension, modification or nonrenewal. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not violate any such governmental permit or other authorization, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof, except for any such violations, revocations, cancellations, suspensions, modifications or nonrenewals which, individually or in the aggregate, will not have or result in a Material Adverse Effect.

               3.15. Environmental Matters. (a) Compliance with Environmental Law. Neptune has complied and is in compliance in all material respects with all applicable Environmental Laws pertaining to any of the Neptune Assets and the use and ownership thereof, and to the operation of the Neptune Business. No Person is alleging or has, since December 31, 1996, alleged any material violation by Neptune of any applicable Environmental Law relating to any of the Neptune Assets or the use or ownership thereof, or to the operation of the Neptune Business or to the use or occupation of the Leased Real Property.

               (b) Permits. All Environmental Permits are identified in Schedule 3.15(b), and to Neptune's Knowledge, Neptune currently holds, and at all times has held, all such Environmental Permits, and all such Environmental Permits shall be validly transferred to TAS on the Closing Date. Neptune has not been notified by any relevant governmental authority or agency that any Environmental Permit will be modified, suspended, cancelled or revoked, or cannot be renewed in the ordinary course of business.

               (c) Other Environmental Matters. (i) Neither Neptune nor, to Neptune's Knowledge, any other Person (including any tenant, subtenant or landlord) has caused or taken any action that will result in, and neither Neptune nor any of its Affiliates is subject to, any material liability or obligation relating to (x) the environmental conditions on, under, or about the real property or other properties or assets owned, leased, operated or used by Neptune or any predecessor thereto at the present time or in the past in connection with the operation of the Neptune Business, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Substances in connection with the operation of the Neptune Business.

               (ii) Neptune has disclosed and made available to TAS all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to Neptune relating to (x) the environmental conditions on, under or about the real property or other properties or assets owned, leased, operated or used by Neptune or any predecessor in interest thereto at the present time or in the past in connection with the operation of the Neptune Business, and (y) any Hazardous Substances used, managed, handled, transported, treated, generated, stored or Released by Neptune or any other Person on, under, about or from any of such real property, or otherwise in connection with operation of the Neptune Business.

               (iii) None of the real property owned, leased, operated or used by Neptune or any predecessor thereto at the present time or in the past in connection with the operation of the Neptune Business is listed or proposed for listing under CERCLA or on any similar state list, or the subject of federal, state or local enforcement actions or investigations or Remedial Action. Neither Neptune nor any of its Affiliates has, in connection with the operation of the Neptune Business, transported or arranged for transportation (directly or indirectly) of any Hazardous

Substances to any location that is listed or proposed for listing under CERCLA or on any similar state list, or the subject of federal, state or local enforcement actions or investigations or Remedial Action.

               (iv) No work, repair, construction or capital expenditure is required or planned in respect of the Neptune Assets pursuant to or to comply with any Environmental Law, nor has Neptune or its Affiliates received any notice of any such requirement, except for such work, repair, construction or capital expenditure as is not material to the Neptune Business and is in the ordinary course of business.

               3.16. Affiliate Transactions. Neptune, in connection with its operation of the Neptune Business, does not owe any amount to, or have any contract with or commitment to, any Affiliate, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to Neptune in connection with the Neptune Business.

               3.17. Employees, Labor Matters, etc. (a) Except as set forth on
Schedule 3.17(a), Neptune is not a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by Neptune in connection with the Neptune Business. Since June 1995, there has not occurred or, to Neptune's Knowledge, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of Neptune in connection with the Neptune Business. Except as set forth on Schedule 3.17(a), there are no labor disputes currently subject to any grievance procedure, arbitration or Litigation and there is no representation petition pending or, to Neptune's Knowledge, threatened with respect to any employee of Neptune in connection with the Neptune Business. Neptune has complied with all applicable laws pertaining to the employment or termination of employment of the employees employed in connection with the Neptune Business, including, without limitation, all such laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except for any failure so to comply that, individually and in the aggregate, is not reasonably likely to result in any material liability or obligation on the part of Neptune or TAS or any of its Affiliates, or is reasonably likely to result in a Material Adverse Effect.

               (b) Schedule 3.17(b) sets forth (i) each person currently employed by Neptune engaged in the Neptune Business who has entered into a Non-competition and Confidentiality Commitment in form and substance similar to the form set forth on Schedule 3.17(b) (the "Non-competition and Confidentiality Commitment") and (ii) each such employee who has not entered into such commitment.

               (c) Schedule 3.17(c) sets forth a complete and accurate list of Neptune employees substantially involved in the Neptune Business and not being made available by Neptune for hire by TAS following the Closing Date (the "NON-TRANSFERRABLE EMPLOYEES").

               3.18. Employee Benefit Plans and Related Matters; ERISA. (a) Employee Benefit Plans. Schedule 3.18(a) sets forth a complete and correct list of each "employee benefit plan", as such term is defined in section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee of Neptune or the beneficiaries or dependents of any such employee or former employee (collectively, the "EMPLOYEES") or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by Neptune or any other trade or business, whether or not incorporated, which, together with Neptune is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under section 414 of the Code (such other trades and businesses hereinafter referred to as the "RELATED PERSONS"), or to which Neptune or any Related Person contributes or is or has been obligated or required to contribute (collectively, the "PLANS"). With respect to each such Plan, Neptune has provided TAS complete and correct copies of such Plan, if written, or a description of such Plan, if not written.

               (b) Qualification. Each Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status. None of the Neptune Assets are subject to any lien in favor of, or enforceable by, the Pension Benefit Guaranty Corporation.

               3.19. Inventories. Except as set forth in Schedule 3.19, the Neptune Inventories are of good and merchantable quality for the purpose for which they were manufactured. Except as set forth in Schedule 3.19, (a) all such inventories are of such quality as to meet in all material respects the quality control standards of Neptune and (b) all such inventories are recorded on the books at the lower of cost or market value determined in accordance with GAAP.

               3.20. Customers; Sales Representatives. (a) Schedule 3.20(a) sets forth for the year ended December 31, 1997 and for the nine-month period ended September 30, 1998 (a) a list of all customers of the Neptune Business (on a no-names, no-addresses basis) and the top 10 customers of the Neptune Business based on the aggregate value of goods and services ordered from Neptune by such customers during each such period and (b) the products purchased by each such customer and the amount for which each such customer (on a no-names, no-addresses basis) was invoiced during each period. Neptune has not received any notice or has any reason to believe that any customer material to the Neptune Business as of the date hereof and as of the Closing Date (i) has ceased, or will cease, to use the products, goods or services, (ii) has materially reduced or will materially reduce, the use of products, goods or services or (iii) has sought, or is seeking, to materially reduce the price it will pay for products, goods or services, which cessations and reductions, either individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect.

               (b) Schedule 3.20(b) sets forth a complete and correct list of
(a) each sales representative who is individually responsible for the account of any customer of the Neptune Business that ordered goods and services from Neptune with an aggregate value of $100,000 or more during the year ended December 31, 1997 and the nine-month period ended September 30, 1998 and (b) all sales representatives (on a no-names, no-addresses basis) who collectively are responsible for the account of any customer of the Neptune Business that ordered goods and services from Neptune with an aggregate value of $200,000 or more during the nine-month period ended September 30, 1998 (collectively, the "NEPTUNE SALES REPRESENTATIVES"), indicating with respect to each such Neptune Sales Representative the aggregate value of goods and services ordered from Neptune by customers for whose accounts such Neptune Sales Representative was responsible.

               3.21. Suppliers; Raw Materials. Schedule 3.21 sets forth as of June 30, 1998 the names and addresses of the 20 largest suppliers of the Neptune Business based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by Neptune from such suppliers during the 6-month period ended June 30, 1998.

               3.22. Products. (a) Warranties. Neptune has delivered to TAS complete and correct copies of the standard terms and conditions of sale or lease for each of its products or services (containing applicable guaranty, warranty and indemnity provisions) included in the Neptune Business, including terms and conditions previously applicable to the extent Neptune could have any continuing obligations thereunder. Except as required by law or as set forth on
Schedule 3.22(a), no product manufactured, sold, leased or delivered by, or service rendered by or on behalf of, Neptune in connection with the Neptune Business is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions.

               (b) Product Liability. To Neptune's Knowledge, except as set forth on Schedule 3.22(b), Neptune has no liability or obligation of any nature (whether known or unknown, accrued, absolute or contingent, and whether due or to become due), whether based on strict liability, negligence, breach of warranty (express or implied), breach of contract or otherwise, in respect of any product, component or other item manufactured, sold, designed or produced prior to the Closing by, or service rendered prior to the Closing by or on behalf of, Neptune or any predecessor thereto in connection with the Neptune Business. There are no material defects or flaws in the Software sold or licensed by Neptune to its customers of the Neptune Business in the ordinary course of business, which defects or flaws would prevent such Software from performing in all material respects the tasks and functions for which it was designed in accordance with, and subject to the limitations described in, the manuals, license and sale agreements and other documentation furnished to such customers in connection with such Software.

               (c) Product Returns. Except as set forth on Schedule 3.22(f)(ii), there have been no returns of products of Neptune sold in connection with the Neptune Business between January 1, 1998 and September 30, 1998. Except as set forth on Schedule 3.22(c) hereof, the products of Neptune which both are (i) sold prior to the Closing Date in connection with the Neptune Business and (ii) returned by any purchaser of such products to Neptune have not exceeded in the aggregate, based on the sale price of such products, one percent of the aggregate gross sales of the Neptune Business since September 30, 1998.

               (d) Product and Technology Development. Other than the Multipath Fading Emulator, Carrier to Noise Generator, Baseband I/Q Interface, Mobile Station Interface, Base Station Interface, CDMA Automatic Test Software, Satellite Link Emulator, Ideal Vector Modulator, Phase Continuous Digital Delay Line, Frequency Synthesizer, New Instrument Platform, Digital Signal Generator, Integrated Impairment Generator, Modulation Analyzer and Mobile Phone Tester, there are no wireless or satellite test equipment products or technologies currently under development by Neptune in connection with the Neptune Business.

               (e) Product Backlog. The backlog of product orders existing as of the date hereof for the MP 2700, the UFX-BER Series cellular and non-cellular and the SLE Series products does not exceed $1,000,000 in the aggregate, and no price of any such backlog product shall have been discounted by Neptune from its standard list prices for such product, except in the ordinary course consistent with past practice since January 1, 1997.

               (f) Product Sales, Orders and Backlog. (i) Schedule 3.22(f)(i) sets forth a complete and accurate list of aggregate product orders, sales, and backlog for the products relating to the Neptune Business for the 11-month period ended November 30, 1998.

               (ii) Schedule 3.22(f)(ii) sets forth for each product relating to the Neptune Business sold since January 1, 1998 the date of shipment of such product and the invoice amount for such shipment.

               3.23. Absence of Certain Business Practices. To Neptune's Knowledge, neither Neptune nor any officer, employee or agent of Neptune, or any other Person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Neptune Business (or assist Neptune in connection with any actual or proposed transaction) (i) which subjected or was reasonably likely to subject Neptune to any damage or penalty in any civil, criminal or governmental Litigation or proceeding, (ii) which if not given in the past, is reasonably likely to result in a Material Adverse Effect, (iii) which if not continued in the future, would reasonably likely to have resulted in a Material Adverse Effect or subject Neptune to suit or penalty in any private or governmental Litigation or proceeding, (iv) for any of the purposes described in section 162(c) of the Code or (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

               3.24. Territorial Restrictions. Except as set forth on Schedule
3.24 hereto, Neptune is not restricted by any written agreement or understanding with third parties from carrying on the Neptune Business anywhere in the world.

               3.25. Brokers, Finders, etc. All negotiations relating to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby have been carried on without the participation of any Person acting on behalf of Neptune in such a manner as to, and the transactions contemplated hereby and thereby will not otherwise, give rise to any valid claim against Neptune or TAS for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or representative of or consultant to Neptune upon consummation of the transactions contemplated hereby or thereby.

               3.26. Disclosure. This Agreement and each Ancillary Agreement, and each certificate or other instrument or document furnished by or on behalf of Neptune to TAS or any agent or representative of TAS pursuant hereto or in connection herewith do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                     OF TAS

               TAS represents and warrants to Neptune as follows, as of the date hereof and as of the Closing Date:

               4.1. Authorization, etc. TAS has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by TAS of this Agreement and the Ancillary Agreements, the performance of TAS's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been authorized by all requisite corporate action of TAS. TAS has duly executed and delivered this Agreement and on the Closing Date TAS will have duly executed and delivered the Ancillary Agreements. This Agreement constitutes and each such Ancillary Agreement will constitute, the legal valid and binding obligation of TAS enforceable against TAS in accordance with its respective terms.

               4.2. No Conflicts, etc. The execution, delivery and performance by TAS of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene or result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both) (i) the certificate of incorporation or by-laws of TAS, (ii) any law applicable to TAS or any of its Affiliates or any of their respective properties or assets or (iii) any contract, agreement or other instrument applicable to TAS or any of its Affiliates or any of their respective properties or assets, except, in the case of clause (iii), for violations and defaults that, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect. Except as specified in Schedule 4.2, no governmental approval or other consent is required to be obtained or made by TAS in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated thereby.

               4.3. Corporate Status. TAS is a corporation duly organized, validly existing and in good standing under the laws of New Jersey, and has full corporate power and authority to conduct the TAS Business and to own or lease and to operate the TAS Assets as and in the places where such TAS Business is conducted and such TAS Assets are owned, leased or operated.

               4.4. TAS Assets. TAS owns, or otherwise has sufficient and legally enforceable rights to use, the TAS Assets. TAS has good, valid and marketable title to all TAS Assets that are material to the TAS Business (except as may be disposed of in the ordinary course of business after the date hereof and in accordance with this Agreement), in each case free and clear of any Lien, except Permitted Liens. TAS has maintained all tangible TAS Assets that are material to the TAS Business in good repair, working order and operating condition subject only to ordinary wear and tear. All such tangible TAS Assets are fully adequate and suitable for the purposes for which they are presently being used.

               4.5. Intellectual Property. (a) Disclosure. Schedule 4.5(a) sets forth a complete and correct list of all Intellectual Property that is owned by TAS and related to, used or held for use in connection with, necessary for the conduct of, or otherwise material to the TAS Business (the "TAS OWNED INTELLECTUAL PROPERTY"), other than any TAS Owned Intellectual Property that (i) consists of inventions, trade secrets, processes, formulae, know-how, designs, research and development, ideas, engineering notebooks, and confidential business and technical information, or (ii) is not registered or subject to application for registration and is not material to the TAS Business.

               (b) Title. All of the TAS Intellectual Property Assets are owned by TAS, except as set forth in Schedule 4.5(b)(i). TAS has the legal right to use the TAS Intellectual Property Assets in connection with the TAS Business free from any Liens (except for Permitted Liens incurred in the ordinary course of business) and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. Except as set forth on Schedule 4.5(b)(ii), the TAS Intellectual Property Assets comprise all of the Intellectual Property necessary for Neptune to conduct and operate the TAS Business as now being operated by TAS. Except as set forth in Schedule 4.5(b)(iii), immediately after the Closing, Neptune will own all of the TAS Owned Intellectual Property and will have a right to use all other TAS Intellectual Property Assets, in each case free from Liens (except for Permitted Liens incurred in the ordinary course of business) and on the same terms and conditions as in effect prior to the Closing.

               (c) Licensing and Similar Arrangements. Schedule 4.5(c) sets forth all written or oral agreements and arrangements (i) pursuant to which TAS has licensed TAS Intellectual Property Assets to, or the use of TAS
Intellectual Property Assets is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) with respect to, any other Person (including any of TAS's Affiliates), and (ii) pursuant to which TAS has had Intellectual Property licensed to it in connection with the TAS Business, or has otherwise been permitted to use Intellectual Property in connection with the TAS Business (through non-assertion, settlement or similar agreements or otherwise). Except as set forth in Schedule 4.5(c), all of the agreements and arrangements set forth or required to be set forth in Schedule 4.5(c): (i) are in full force and effect and enforceable in accordance with their terms, and no default exists or is threatened thereunder by TAS, or to TAS' Knowledge, by any other party thereto, (ii) are free and clear of all Liens (except for Permitted Liens incurred in the ordinary course of business), and (iii) do not contain any assignment, change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. TAS has delivered to Neptune true and complete copies of all agreements and arrangements (including amendments) set forth on Schedule 4.5(c).

               (d) No Infringement. To TAS' Knowledge, the conduct of the TAS Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To TAS' Knowledge, none of the TAS Intellectual Property Assets being transferred is being infringed or otherwise used or available for use by any Person.

               (e) No Intellectual Property Litigation. No claim or demand of any Person has been made or, to TAS' Knowledge, threatened, nor is there any Litigation that is pending or, to TAS' Knowledge, threatened, that (i) challenges the rights of TAS in respect of any Intellectual Property, (ii) asserts that TAS is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement set forth or required to be set forth in Schedule 4.5(c). None of the TAS Intellectual Property Assets being transferred are subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other governmental authority or agency, or has been the subject of any Litigation within the last ten years, whether or not resolved in favor of TAS.

               (f) Due Registration, etc. The TAS Owned Intellectual Property has not been registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or other filing offices, domestic or foreign. Except as set forth in Schedule 4.5(f), TAS has taken reasonable actions to ensure protection of the TAS Intellectual Property Assets being transferred (including maintaining the secrecy of all confidential TAS Intellectual Property Assets being transferred) under any applicable law.

               (g) Use of Name and Mark. There are, and immediately after the Closing there will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any governmental authority or agency on Neptune's right to use the names "420 Wideband Noise Generator" and "430 Wideband Noise Generator", in the conduct of the TAS Business as presently carried on by TAS or as such TAS Business may be extended by Neptune.

               (h) Calendar Function. (i) All Software, firmware, hardware and equipment included in the TAS Assets being transferred either (x) does not contain or call on a calendar function, including but not limited to any function that is indexed to a computer processing unit clock, provides specific days, dates or times, or calculates spans of dates or times, or (y) contains or calls on such a calendar function, and is and will be able to record, store, process, calculate, compare, sequence and provide true and accurate day, date and time data from, into and between the twentieth and twenty-first centuries, including but not limited to with respect to the years 1999, 2000 and 2001 and leap year calculations.

               (ii) All equipment, including but not limited to hardware, firmware and Software which has been or may be supplied and/or licensed to customers of the TAS Business by TAS (collectively, the "TAS EQUIPMENT") either
(x) does not have a calendar function or (y) is, or shall be, prior to the time supplied and/or licensed, Year 2000 Compliant, provided that for the purposes of clause (y) hereof such TAS Equipment is used either independently of any other products or in combination with other products that are Year 2000 Compliant.

               4.6. Litigation. Except as set forth on Schedule 4.6, there is no Litigation pending or, to TAS' Knowledge, threatened by, against or affecting TAS with respect to the TAS Business or the TAS Assets, that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect (in each case, if adversely determined, and without regard to whether the defense thereof or liability in respect thereof is covered by policies of insurance or any indemnity, contribution, cost sharing or similar agreement or arrangement by or with any other Person). There are no outstanding orders, judgments, decrees or injunctions issued by any governmental authority or agency against or affecting TAS that is reasonably likely to result in a Material Adverse Effect.

               4.7. Compliance with Laws and Instruments; Consents; Governmental Permits. (a) Compliance. Except as set forth on Schedule 4.7(a), (i) TAS is not in conflict with or in violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (x) any law applicable to it or any of the TAS Assets, or the TAS Business, (y) any provision of its Organizational Documents, or (z) any Contract, or other agreement or instrument to which it is party or by which it or any of the properties or assets of the TAS Business is bound or affected, except for any such conflicts, breaches, violations and defaults that, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect, and (ii) TAS has not received any notice or has knowledge of any claim alleging any such conflict, violation, breach or default. To TAS' Knowledge, there are no proposed laws which would be applicable to the TAS Business or the TAS Assets and which might adversely affect the properties, assets, liabilities, operations or prospects of the TAS Business, either before or after the Closing.

               (b) Consents. (i) Except as specified in Schedule 4.7(b)(i), no governmental approval or other consent is required to be obtained or made by TAS in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for consents the failure of which to be made or obtained, individually and in the aggregate, is not reasonably likely to result in a Material Adverse Effect or materially impair the ability of Neptune, following the Closing, to continue to conduct the TAS Business or to own or lease and to operate the TAS Assets.

               (ii) Schedule 4.7(b)(ii) contains a complete and correct list of all governmental permits and other authorizations necessary for, or otherwise material to, the conduct of the TAS Business. Except as set forth in Schedule 4.7(b)(ii), all such governmental permits and other authorizations have been duly obtained and are held by TAS and are in full force and effect. TAS is in compliance with all governmental permits and other authorizations held by it, except for such failures so to comply that, individually and in the aggregate, is not reasonably likely to result in a Material Adverse Effect. There is no Litigation pending or, to TAS' Knowledge, threatened, that would result in the revocation, cancellation, suspension or modification or nonrenewal of any such governmental permit or other authorization; TAS has not been notified that any such governmental permit or other authorization will be modified, suspended, cancelled, modified or cannot be renewed in the ordinary course of business; and there is no reasonable basis for any such revocation, cancellation, suspension, modification or nonrenewal. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not violate any such governmental permit or other authorization, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof.

               4.8. Inventories. Except as set forth in Schedule 4.8, the TAS Inventories are of good and merchantable quality for the purpose for which they were manufactured. Except as set forth in Schedule 4.8, (a) all such inventories are of such quality as to meet in all material respects the quality control standards of TAS and (b) all such inventories are recorded on the books at the lower of cost or market value determined in accordance with GAAP.

               4.9. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of TAS in such manner as to give rise to any valid claim against Neptune for any brokerage or finder's commission, fee or similar compensation.

               4.10. Operation of the TAS Business. TAS has conducted the TAS Business itself and not through any division or any direct or indirect subsidiary or affiliate of TAS. No part of the TAS Business is operated by TAS through any entity other than TAS.

               4.11. Absence of Certain Business Practices. To TAS' Knowledge, neither TAS nor any officer, employee or agent of TAS, or any other Person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the TAS Business (or assist TAS in connection with any actual or proposed transaction) (i) which subjected or was reasonably likely to subject TAS to any damage or penalty in any civil, criminal or governmental Litigation or proceeding, (ii) which if not given in the past, would reasonably likely to have resulted in a Material Adverse Effect, (iii) which if not continued in the future, would reasonably likely to have resulted in a Material Adverse Effect or subject TAS to suit or penalty in any private or governmental Litigation or proceeding, (iv) for any of the purposes described in section 162(c) of the Code or (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

               4.12. Territorial Restrictions. TAS is not restricted by any written agreement or understanding with third parties from carrying on the TAS Business anywhere in the world.

               4.13. Affiliate Transactions. TAS, in connection with its operation of the TAS Business, does not owe any amount to, or have any contract with or commitment to, any Affiliate, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to TAS in connection with the TAS Business.

               4.14. Suppliers; Raw Materials. Schedule 4.14 sets forth as of June 30, 1998 the names and addresses of the seven largest suppliers of the TAS Business based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by TAS from such suppliers during the 6-month period ended June 30, 1998.

               4.15. Products. (a) Warranties. TAS has delivered to Neptune complete and correct copies of the standard terms and conditions of sale or lease for each of its products or services (containing applicable guaranty, warranty and indemnity provisions) included in the TAS Business, including terms and conditions previously applicable to the extent TAS could have any continuing obligations thereunder. Except as required by law or as set forth on Schedule 4.15(a), no product manufactured, sold, leased or delivered by, or service rendered by or on behalf of, TAS in connection with the TAS Business is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions.

               (b) Product Liability. To TAS' Knowledge, except as set forth on
Schedule 4.15(b), TAS has no liability or obligation of any nature (whether known or unknown, accrued, absolute or contingent, and whether due or to become due), whether based on strict liability, negligence, breach of warranty (express or implied), breach of contract or otherwise, in respect of any product, component or other item manufactured, sold, designed or produced prior to the Closing by, or service rendered prior to the Closing by or on behalf of, TAS or any predecessor thereto in connection with the TAS Business.

               (c) Product Returns. The products of TAS which both are (i) sold prior to the Closing Date in connection with the TAS Business and (ii) returned by any purchaser of such products to TAS have not exceeded in the aggregate, based on the sale price of such products, one percent of the aggregate gross sales of the TAS Business during the 12-month period immediately preceding the Closing Date.

               (d) Product Development. Other than the 420 Wideband Noise Generator and the 430 Wideband Noise Generator, there are no single-function noise generator products currently under development by TAS in connection with the TAS Business.

               (e) Product Backlog. The backlog of product orders existing as of the date hereof for the 420 Wideband Noise Generator and the 430 Wideband Noise Generator does not exceed $50,000 in the aggregate, and no price of any such backlog product shall have been discounted by TAS from its standard list prices for such product, except in the ordinary course consistent with past practice since January 1, 1997.

               (f) Product Sales, Orders and Backlog. (i) Schedule 4.15(f)(i) sets forth a complete and accurate list of aggregate product orders, sales, and backlog for the products relating to the TAS Business during the 11-month period ended November 30, 1998.

               (ii) Schedule 4.15(f)(ii) sets forth for each product relating to the TAS Business sold since June 30, 1998 the date of shipment of such product and the invoice amount for such shipment.

               4.16. Insurance. All insurance policies maintained by TAS for the benefit of or in connection with the TAS Assets or the TAS Business are in full force and effect, and all premiums due thereon have been paid. TAS has complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is on such terms (including without limitation as to deductibles and self-insured retentions), covers such risks, contains such deductibles and retentions, and is in such amounts, as the insurance customarily carried by comparable companies of established reputation similarly situated and carrying on the same or similar business.

               4.17. Customers; Sales Representatives. (a) Schedule 4.17(a) sets forth for the year ended December 31, 1997 and for the nine-month period ended September 30, 1998 (a) a list of all customers of the TAS Business (on a no-names, no-addresses basis) and the top 10 customers of the TAS Business based on the aggregate value of goods and services ordered from TAS by such customers during each such period and (b) the products purchased by each such customer and the amount for which each such customer was invoiced during each period. TAS has not received any notice or has any reason to believe that any material customer
(i) has ceased, or will cease, to use the products, goods or services, (ii) has materially reduced or will materially reduce, the use of products, goods or services or (iii) has sought, or is seeking, to materially reduce the price it will pay for products, goods or services, which cessations and reductions, either individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect.

               (b) Schedule 4.17(b) sets forth a complete and correct list of
(a) each sales representative who is individually responsible for the account of any customer of the TAS Business that ordered goods and services from TAS with an aggregate value of $100,000 or more during the year ended December 31, 1997 and the nine-month period ended September 30, 1998 and (b) all sales representatives (on a no-names, no addresses basis) who collectively are responsible for the account of any customer of the TAS Business that ordered goods and services from TAS with an aggregate value of $200,000 or more during the nine-month period ended September 30, 1998 (collectively, the "TAS SALES REPRESENTATIVES"), indicating with respect to each such TAS Sales Representative the aggregate value of goods and services ordered from TAS by customers for whose accounts such TAS Sales Representative was responsible.

               4.18. Tax Matters. (i) All material Tax Returns required to be filed by TAS have been filed, (ii) all such Tax Returns are true and correct in all material respects, (iii) all material Taxes (whether or not reflected on such Tax Returns) required to be paid by TAS have been paid, (iv) all material Taxes with respect to TAS for any taxable period (or a portion thereof) ending on or prior to the Closing Date (which are not yet due and payable on or prior to the Closing Date) have been properly reserved for in the books and records of TAS, and (v) all material Taxes required to be withheld by TAS have been duly and timely withheld, and such withheld Taxes have been either duly and timely paid to the proper governmental authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper governmental authority.

               4.19. Disclosure. This Agreement and each Ancillary Agreement, and each certificate or other instrument or document furnished by or on behalf of TAS to Neptune or any agent or representative of Neptune pursuant hereto or in connection herewith do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

               5.1. Conduct of the Businesses. From the date hereof to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise consented to by the other party in writing, each of Neptune, on the one hand, and TAS, on the other hand, covenants and agrees that it will, with respect to the Neptune Business and the Neptune Assets, in the case of Neptune, and the TAS Business and the TAS Assets, in the case of the TAS:

               (a) carry on its Business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and use all reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and significant employees, and preserve its relationship with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

               (b) pay accounts payable and other obligations of its Business when they become due and payable in the ordinary course of business consistent with prior practice;

               (c) perform in all material respects all of its obligations under all Contracts (in the case of Neptune) and other agreements and instruments relating to or affecting its Business or its Assets, and comply in all material respects with all laws applicable to it, its Assets or its Business;

               (d) not enter into or assume any material agreement, contract or instrument relating to its Business, or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof;

               (e) in the case of Neptune, not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any Transferred Employee (as defined in Section 11.1(a)) institute, adopt or amend (or commit to institute, adopt or amend) any compensation or benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any such employee;

               (f) not transfer or grant any rights or licenses under, or enter into any settlement regarding the breach or infringement of, any Intellectual Property included in its Business, or modify any existing rights with respect thereto or enter into any licensing or similar agreements or arrangements; and

               (g) not take any action or omit to take any action, which action or omission would result in a breach of any of its representations and warranties set forth in Article III or Article IV of this Agreement, as the case may be.

               5.2. Access and Information. (a) Prior to the Closing Date, each party will (and will cause each of its Affiliates and its Affiliates' accountants, counsel, consultants, employees and agents to), upon reasonable notice, give the other party and its accountants, counsel, consultants, employees and agents, full access during normal business hours to, and furnish them with all documents, records, work papers and information with respect to, all of such Person's properties, assets, books, contracts, commitments, reports and records relating to its Business, the other party shall from time to time reasonably request. In addition, each party will permit the other party and its accountants, counsel, consultants, employees and agents, reasonable access to such personnel of such party during normal business hours as may be necessary or useful to such party in its review of the properties, assets and business affairs of the other party and the above-mentioned documents, records and information. Each party will keep the other party generally informed as to the affairs of its Business.

               (b) Each party will, and will cause each of its Affiliates to, retain all books and records relating to its Business in accordance with such party's record retention policies as presently in effect. During the seven-year period beginning on the Closing Date, neither party shall dispose of nor permit the disposal of any such books and records not required to be retained under such policies without first giving 60 days' prior written notice to the other party offering to surrender the same to the other party at such other party's expense.

               (c) Each party shall take all steps necessary to preserve the confidential nature of all material confidential information (including, without limitation, any proprietary information) with respect to its Business, including, but not limited to, the manufacturing or marketing of any of the products or services of its Business.

               5.3. Public Announcements. Each party acknowledges that circumstances may arise where the other party is advised by its financial advisors to make an announcement in respect of the transactions contemplated hereby. Prior to the Closing, except as required by applicable law or in accordance with the rules of the American Stock Exchange or the London Stock Exchange, as in effect from time to time or under the circumstances described in the prior sentence (in which case TAS or Neptune, as the case may be, shall use reasonable efforts to obtain the other party's prior approval as to the form and wording of any such announcement), neither party shall, nor shall it permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party.

               5.4. Further Actions. Each party agrees to use all reasonable good faith efforts to consummate the transactions contemplated by this Agreement, including without limitation all reasonable good faith efforts by Neptune to obtain the consent of its shareholders to the transactions contemplated by this Agreement as a result of the change in law referenced in
Section 8.2. At all times prior to the Closing, each party shall promptly notify the other party in writing of any fact, condition, event or occurrence that will or may result in the failure of any of the conditions benefitting the other party to be satisfied, promptly upon becoming aware of the same.

               5.5. Further Assurances. Following the Closing, each party shall, and shall cause each of its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other party, to confirm and assure the rights and obligations provided for in this Agreement and in the Ancillary Agreements and render effective the consummation of the transactions contemplated hereby and thereby.

                                   ARTICLE VI
                              COVENANTS OF NEPTUNE

               6.1. Liability for Transfer Taxes. Neptune shall be responsible for the timely payment of, and shall indemnify and hold harmless TAS against,
(a) all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees arising out of or in connection with or attributable to the transfer of the Neptune Assets or the Neptune Business pursuant to this Agreement and the Ancillary Agreements ("NEPTUNE TRANSFER TAXES"), and (b) all property Taxes in respect of the Neptune Assets attributable to periods (or portions thereof) up to and including the Closing Date. Neptune shall prepare and timely file all Tax Returns required to be filed in respect of Neptune Transfer Taxes (including, without limitation, all notices required to be given with respect to bulk sales taxes). Neptune's preparation of any such Tax Returns shall be subject to TAS's approval, which approval shall not be withheld unreasonably.

               6.2. Certificates of Tax Authorities. On or before the Closing Date, Neptune shall provide to TAS copies of certificates from the New Jersey Division of Taxation stating that no Taxes are due to the State of New Jersey for which TAS could have liability to withhold or pay Taxes with respect to the transfer of the Neptune Assets or the Neptune Business pursuant to New

Jersey Statutes Annotated 54:32B-22, provided that any failure to provide such certificates to TAS which is not the fault of Neptune shall not relieve TAS of its obligations to enter into and complete the Closing. If Neptune shall fail to provide such certificates, TAS shall withhold or, where appropriate, escrow such amount as necessary based upon TAS's reasonable estimate of the amount of such potential liability, or as determined by the New Jersey Division of Taxation, to cover such Taxes until such time as certificates are provided.

               6.3. Use of Business Names and Marks. (a) After the Closing, Neptune will not, directly or indirectly, use or do business, or allow any Affiliate to use or do business, or assist any third party in using or doing business, under the names and marks "Wireless Telecom", "WT Com", "Wireless Telecom International" or any of the names by which any of the products included in the Neptune Business, including but not limited to the Neptune Product Lines, are known or sold (or any other name or mark confusingly similar to such names and marks); provided that Neptune shall not be required to change its corporate name.

        (b) To the extent the trademarks, service marks, brand names or trade, corporate or business names of TAS or of any of TAS's Affiliates are used by TAS on internal components included in the TAS Assets that are embedded within the final product and not visible to the end-user, Neptune may sell such components after the Closing. Neptune shall not otherwise be permitted to use the trademarks, service marks, brand names or trade, corporate or business names of TAS or of any of TAS's Affiliates after the Closing.

               6.4. Production of Backlog. (a) Neptune agrees to use commercially reasonable efforts to fulfill the backlog of product orders set forth on Schedule 6.4 in substantially the same manner and with the same care and diligence as exercised by Neptune prior to the date of this Agreement. Neptune agrees that, as of the Closing Date, there will be no unfulfilled backlog of product orders for any product of the Neptune Businesses other than products to be manufactured by TAS pursuant to the Manufacturing Agreement.

               (b) Between the date of this Agreement and the Closing, Neptune shall not accept any order for the customized or non-standard manufacture of the products to be manufactured by TAS pursuant to the Manufacturing Agreement or discount the sale price of any product of the Neptune Business below Neptune's standard list prices for such products, except with the prior written consent of TAS. Neptune agrees to give TAS prompt notice of orders or all inquiries regarding orders for any product that is part of a Neptune Product Line.

               (c) Notwithstanding anything in this Agreement to the contrary, Neptune shall be liable for the payment of all product warranty claims in excess of the $100,000 of product warranty claims to be assumed by TAS pursuant to Section 2.5(a)(i) for products included in the Neptune Product Lines delivered prior to the Closing.

               6.5. Transfer of Certain Intellectual Property Assets. For a period of no more than 60 days following the Closing Date, Neptune will provide all reasonable support and assistance to TAS, including but not limited to access to employees of Neptune, as may be required to successfully transfer to TAS any know-how, trade secrets or ideas included in the Neptune Intellectual Property Assets.

               6.6. Year-End Inventory Count. Neptune agrees that TAS and/or its designated representative shall be permitted to participate in Neptune's 1998 year-end count of the Neptune Inventories as conducted by Neptune or its designated representative in the ordinary course. Neptune shall give TAS reasonable advance notice of such inventory count, including the date(s), approximate time and location.

               6.7. Compliance with ISRA. (a) In connection with the transactions regarding the Neptune Assets contemplated by this Agreement, Neptune shall either: (i) obtain from NJDEP a Letter of Non-Applicability (terms for which ISRA or regulations promulgated thereunder (including without limitation, N.J.A.C. 7:26B-1.1, et seq. and N.J.A.C. 7:26:E-1.1, et seq.) provide a definition shall have the same meaning unless otherwise designated in this Agreement) or an equivalent written determination by NJDEP that the transaction is exempt from the requirements of ISRA; or (ii) attain compliance with the requirements of ISRA by obtaining from NJDEP: (A) approval of a proposed Negative Declaration, as such term is defined at N.J.S.A. 13:1K-8; (B) a No Further Action Letter, as such term is defined at N.J.S.A. 13:1K-8; or (C) an equivalent final written approval of the implementation of a Remedial Action Workplan which is acceptable to NJDEP. Receipt of any of such approvals or documents from NJDEP along with payment of all fees and costs and compliance with other requirements imposed by NJDEP under ISRA and other applicable New Jersey environmental statutes shall be deemed "ISRA Compliance." As required by NJDEP, Neptune shall obtain and maintain with NJDEP a Remediation Funding Source as such term is defined at N.J.S.A. 58:10B-1 in an amount and form approved by NJDEP.

               (b) Neptune shall have the sole and exclusive responsibility to comply at its own cost and expense with ISRA in connection with the Neptune Assets.

               (c) If Neptune has not obtained ISRA Compliance before the Closing Date, Neptune shall keep TAS fully informed of its progress in achieving ISRA Compliance by sending copies of all correspondence and documents between Neptune and NJDEP.

               (d) Neptune agrees to grant to TAS, its consultants and contractors (upon five business days' prior written notice), and to NJDEP (without notice), the right to enter upon the Leased Real Property at all reasonable times, as required to perform or monitor the work necessary for Neptune to achieve ISRA Compliance.

               (e) Neptune's obligations with respect to its compliance with ISRA shall be deemed terminated and of no further force and effect after delivery of a Negative Declaration, No Further Action Letter or written equivalent from NJDEP that the condition of the Leased Real Property is satisfactory to NJDEP.

               6.8. Sublease. Between the date of this Agreement and the Closing Date, at the request of TAS Neptune shall use its reasonable best efforts to cause a sublease in favor of TAS to be executed in respect of the San Diego Facility.

               6.9. Option to Acquire the Mahwah Facility. At the written request of TAS to be delivered between the Closing Date and August 6, 1999, Neptune agrees to exercise its rights to purchase the Mahwah Facility pursuant to the Option Agreement of Sale and to sell the Mahwah Facility to TAS or its designated nominee for the same Purchase Price (as defined in the Option Agreement of Sale) and otherwise on terms and conditions no less favorable to those on which Neptune purchased the Mahwah Facility. TAS agrees to pay all reasonable costs and expenses incurred by Neptune, but only to the extent such costs are not included in the Purchase Price, in connection with Neptune's purchase of the Mahwah Facility pursuant to the Option Agreement of Sale and the resale of the Mahwah Facility by Neptune to TAS or its designated nominee ("Other Costs"), provided that Neptune shall obtain TAS's approval prior to incurring such Other Costs, which approval shall not be unreasonably withheld.

               6.10. Iridium Circuit Enhancement. Neptune agrees that from and after the Closing Date it will have no interest in, nor will it assert any claim to, or seek to obtain any Intellectual Property rights in, to or under the Circuit Enhancement under development for Iridium, Inc. As used herein, "Circuit Enhancement" shall mean the circuit board developed and produced by Neptune and Motorola, Inc. and the software developed by Neptune for use in conjunction with the circuit board, in each case, as such may be further developed after the date hereof.

               6.11. Neptune's Net Worth and Net Current Asset Value. For a period of three years following the Closing Date, Neptune agrees that it shall maintain a Net Worth of not less than $7,500,000 and a Net Current Asset Value of not less than $3,000,000.

               6.12. Third Party Consents. Neptune shall use its best efforts (which shall not include the payment of unreasonable costs) to obtain the third party consents for the software licenses set forth on Annex A to Schedule 3.10(b), provided that the parties agree that to the extent such consents are not obtained at least 5 days prior to the Closing Date, none of the Estimated Statement of Closing Net Asset Value, the Statement of Closing Net Asset Value and the Adjusted Net Asset Value shall reflect the book values of such software licenses. Neptune shall use its best efforts (which shall not include the payment of unreasonable costs) to obtain the third party consents for the non-disclosure agreements set forth on Schedule 3.10(b), including, without limitation, sending to such third parties written requests for such consents no later than 5 business days after the date hereof.

               6.13. Non-competition and Confidentiality Commitments. Neptune agrees to assign to TAS as of the Closing Date Neptune's rights relating to the Neptune Business under the Non-competition and Confidentiality Commitments with employees of Neptune engaged in the Neptune Business who are not Transferred Employees. Following the Closing, TAS shall be deemed to be a third party beneficiary of Neptune's rights under such Non-competition and Confidentiality Commitments, including but not limited to Neptune's right to enforce such agreements. Neptune further agrees to assist TAS in such enforcement, or if requested by TAS, to enforce such rights on TAS's behalf.

                                   ARTICLE VII
                                COVENANTS OF TAS

               7.1. Liability of Transfer Taxes. TAS shall be responsible for the timely payment of, and shall indemnify and hold harmless Neptune against,
(a) all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees, arising out of or in connection with or attributable to the transfer of the TAS Assets and the TAS Business pursuant to this Agreement and the Ancillary Agreements ("TAS TRANSFER TAXES") and (b) all property Taxes in respect of the TAS Assets attributable to periods (or portions thereof) up to and including the Closing Date. TAS shall prepare and timely file all Tax Returns required to filed in respect of Transfer Taxes (including, without limitation, all notices required to be given with respect to bulk sales taxes). TAS's preparation of any such Tax Returns shall be subject to Neptune's approval, which approval shall not be withheld unreasonably.

               7.2. Certificates of Tax Authorities. On or before the Closing Date, TAS shall provide to Neptune copies of certificates from the New Jersey Division of Taxation stating that no Taxes are due to the State of New Jersey for which Neptune could have liability to withhold or pay Taxes with respect to the transfer of the TAS Assets or the TAS Business pursuant to New Jersey Statutes Annotated 54:32B-22, provided that any failure to provide such certificates to Neptune which is not the fault of TAS shall not relieve Neptune of its obligations to enter into and complete the Closing. If TAS shall fail to provide such certificates, Neptune shall withhold or, where appropriate, escrow such amount as necessary based upon Neptune's reasonable estimate of the amount of such potential liability, or as determined by the New Jersey Division of Taxation, to cover such Taxes until such time as certificates are provided.

               7.3. Use of Names and Marks. (a) After the Closing, TAS will not, directly or indirectly, use, or allow any Affiliate to use, or assist any third party in using, under the names "420 Wideband Noise Generator" and "430 Wideband Noise Generator"(or any other name or mark confusingly similar to such names).

               (b) To the extent the trademarks, service marks, brand names or trade, corporate or business names of Neptune or of any of Neptune's Affiliates are used by Neptune on internal components included in the Neptune Assets that are embedded within the final product and not visible to the end-user, TAS may sell such components after the Closing. TAS shall not otherwise be permitted to use the trademarks, service marks, brand names or trade, corporate or business names of Neptune or of any of Neptune's Affiliates after the Closing.

               7.4. Production of Backlog. (a) TAS agrees to use its best efforts to fulfill the backlog of orders set forth on Schedule 7.4 in substantially the same manner and with the same care and diligence as exercised by TAS in the manufacture of such products prior to the date of this Agreement.

               (b) Notwithstanding anything in this Agreement to the contrary, TAS shall be liable for the payment of all product warranty claims arising with respect to the 420 Wideband Noise Generator and the 430 Wideband Noise Generator products delivered prior to the Closing in excess of the $100,000 of product warranty claims to be assumed by Neptune pursuant to Section 2.5(b).

               7.5. Transfer of Certain Intellectual Property Assets. For a period of no more than 60 days following the Closing Date, TAS will provide all reasonable support and assistance to Neptune, including but not limited to access to employees of TAS, as may be required to successfully transfer to Neptune any know-how, trade secrets or ideas included in the TAS Intellectual Property Assets.

               7.6. Year-End Inventory Count. TAS agrees that Neptune and/or its designated representative shall be permitted to participate in TAS's 1998 year-end count of the TAS

Inventories as conducted by TAS or its designated representative in the ordinary course. TAS shall give Neptune reasonable advance notice of such inventory count, including the date(s), approximate time and location.

               7.7. Compliance with ISRA. (a) In connection with the transactions regarding the TAS Assets contemplated by this Agreement, TAS shall either: (i) obtain from NJDEP a Letter of Non-Applicability (terms for which ISRA or regulations promulgated thereunder (including without limitation, N.J.A.C. 7:26B-1.1, et seq. and N.J.A.C. 7:26:E-1.1, et seq.) provide a definition shall have the same meaning unless otherwise designated in this Agreement) or an equivalent written determination by NJDEP that the transaction is exempt from the requirements of ISRA; or (ii) attain compliance with the requirements of ISRA by obtaining from NJDEP: (A) approval of a proposed Negative Declaration, as such term is defined at N.J.S.A. 13:1K-8; (B) a No Further Action Letter, as such term is defined at N.J.S.A. 13:1K-8; or (C) an equivalent final written approval of the implementation of a Remedial Action Workplan which is acceptable to NJDEP. Receipt of any of such approvals or documents from NJDEP along with payment of all fees and costs and compliance with other requirements imposed by NJDEP under ISRA and other applicable New Jersey environmental statutes shall be deemed "ISRA Compliance." As required by NJDEP, TAS shall obtain and maintain with NJDEP a Remediation Funding Source as such term is defined at N.J.S.A. 58:10B-1 in an amount and form approved by NJDEP.

               (b) TAS shall have the sole and exclusive responsibility to comply at its own cost and expense with ISRA in connection with the TAS Assets.

               (c) If TAS has not obtained ISRA Compliance before the Closing Date, TAS shall keep Neptune fully informed of its progress in achieving ISRA Compliance by sending copies of all correspondence and documents between TAS and NJDEP.

               (d) TAS agrees to grant to Neptune, its consultants and contractors (upon five business days' prior written notice), and to NJDEP (without notice), the right to enter upon the real property leased by TAS and used in connection with the TAS Business at all reasonable times with three business days' prior written notice, as required to perform or monitor the work necessary for TAS to achieve ISRA Compliance.

               (e) TAS's obligations with respect to its compliance with ISRA shall be deemed terminated and of no further force and effect after delivery of a Negative Declaration, No Further Action Letter or written equivalent from NJDEP that TAS's ISRA actions are satisfactory to NJDEP.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT
                          TO OBLIGATIONS OF EACH PARTY

               The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

               8.1. HSR Act Notification. In respect of the notifications of TAS and Neptune pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

               8.2. No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any applicable law, including any order, injunction, decree or judgment of any court or other governmental authority or agency. No court or other governmental authority or agency shall have determined any applicable law to make illegal the consummation of the transactions contemplated hereby or by the Ancillary Agreements, and no proceeding with respect to the application of any such applicable law to such effect shall be pending. In the event there is a change in law as a result of which Neptune shall be required to obtain the consent of its shareholders to the transactions contemplated by this Agreement, consummation of the transactions contemplated hereby shall have been approved by the shareholders of Neptune.

                                   ARTICLE IX
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF TAS

               The obligations of TAS to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by TAS) on or prior to the Closing Date of the following additional conditions, which Neptune agrees to use reasonable good faith efforts to cause to be fulfilled:

               9.1. Representations, Performance. The representations and warranties of Neptune contained in this Agreement and in the Ancillary Agreements to which it is a party (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof, and (ii) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made on and as of the Closing Date except to the extent such representations and warranties speak of a date or period certain. Neptune shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement and each of the Ancillary Agreements to be performed or complied with by it prior to or on the Closing Date. Neptune shall have delivered to TAS a certificate or certificates, dated the Closing Date and signed by its duly authorized officers, to the foregoing effect.

               9.2. Assumption Agreement. [This Section 9.2 intentionally left blank.]

               9.3. Consents. Neptune shall have obtained and shall have delivered to TAS copies of (i) all governmental approvals required to be obtained by Neptune in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby and (ii) all consents (including, without limitation, all consents required under any Contract (including, but not limited to, those Contracts set forth in Schedule 3.10(b) (other than the non-disclosure agreements set forth on such Schedule) and any Intellectual Property license other than the software licenses set forth on Annex A to Schedule 3.10(b)) necessary to be obtained in order to consummate the sale and transfer of the Neptune Assets pursuant to this Agreement and the consummation of the other transactions contemplated thereby and by the Ancillary Agreements.

               9.4. No Material Adverse Effect. Except as set forth in Schedules 3.6(e) and (f), no event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since December 31, 1997 that, individually or in the aggregate, has constituted or resulted in, or is reasonably likely to result in a Material Adverse Effect.

               9.5. Ancillary Agreements. Neptune (or the other parties referred to below) shall have entered into each of the following agreements with TAS:

               (a)  the Escrow Agreement;

               (b) a Non-Competition Agreement, substantially in the form attached hereto as Exhibit B (the "NEPTUNE NON-COMPETITION AGREEMENT");

               (c) a Sublease Agreement with respect to the Mahwah Facility, substantially in the form attached hereto as Exhibit C (the "SUBLEASE AGREEMENT");

               (d) a License Agreement, substantially in the form attached hereto as Exhibit D (the "LICENSE AGREEMENT");

               (e) a Manufacturing Agreement, substantially in the form attached hereto as Exhibit E (the "MANUFACTURING AGREEMENT"); and

               9.6. Opinion of Counsel. TAS shall have received an opinion, addressed to it and dated the Closing Date, from Morrison Cohen Singer & Weinstein LLP, counsel to Neptune, and from Reed Smith Shaw & McClay, special New Jersey counsel to Neptune substantially in the form attached hereto as Exhibit F and Exhibit G, respectively.

               9.7. Transfer Documents. Neptune shall have delivered to TAS at the Closing all documents, certificates and agreements (in form and substance reasonably satisfactory to TAS) necessary to transfer to TAS good and marketable title to the Neptune Assets, free and clear of any and all Liens thereon, other than Permitted Liens, including without limitation:

               (a) a bill of sale, assignment and general conveyance, substantially in the form attached hereto as Exhibit H, dated the Closing Date, with respect to the Neptune Assets (other than any Neptune Asset to be transferred pursuant to any of the instruments referred to in any other clause of this Section 9.7);

               (b) assignments of all Contracts, Intellectual Property and any other agreements and instruments constituting the Neptune Assets, dated the Closing Date, assigning to TAS all of Neptune's right, title and interest therein and thereto, substantially in the form attached hereto as Exhibits I and J, with any required consent endorsed thereon;

               9.8. [This Section 9.8 intentionally left blank.]

               9.9. FIRPTA Certificate. TAS shall have received a certificate of Neptune, dated the Closing Date and sworn to under penalty of perjury, setting forth the name, address and federal tax identification number of Neptune and stating that Neptune is not a "foreign person" within the meaning of section 1445 of the Code, such certificate to be in the form set forth in the Treasury Regulations thereunder.

               9.10. Financing Statement. Neptune shall have delivered to TAS releases or terminations under the Uniform Commercial Code and any other applicable federal, state or local statutes or regulations of any financing statements or similar filings filed against any of the Neptune Assets (including, without limitation, any Liens asserted by any governmental authority with respect to Taxes).

               9.11. ISRA Compliance. Neptune shall have received from NJDEP pursuant to ISRA, and delivered to TAS satisfactory proof of receipt of, either:
(i) a Letter of Non-Applic-
ability, (ii) NJDEP's approval of a Negative Declaration, (iii) NJDEP's issuance of a No Further Action Letter or an equivalent written document, (iv) NJDEP's approval of a Remedial Action Workplan addressing all environmental issues at the Leased Real Property, or in lieu thereof, or (v) a Remediation Agreement issued by NJDEP pursuant to N.J.S.A. 13:1K-9(e).

               9.12. Corporate Proceedings. All corporate and other proceedings of Neptune in connection with the this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby (including but not limited to the approval of the shareholders of Neptune), and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to TAS and its counsel, and TAS and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                                    ARTICLE X
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF NEPTUNE

               The obligation of Neptune to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Neptune), on or prior to the Closing Date, of the following additional conditions, which TAS agrees to use reasonable good faith efforts to cause to be fulfilled.

               10.1. Representations, Performance, etc. The representations and warranties of TAS contained in this Agreement and the Ancillary Agreements (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and (ii) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made at and as of such time except to the extent such representations and warranties speak of a date or period certain. TAS shall have duly performed and complied in all material respects with all agreements and conditions required this Agreement and the Ancillary Agreements to be performed or complied with by it prior to or on the Closing Date. TAS shall have delivered to Neptune a certificate, dated the Closing Date and signed by its duly authorized officer, to the foregoing effect.

               10.2. Assumption Agreement. Neptune shall have received from TAS a written instrument, substantially in the form attached hereto as Exhibit K, evidencing the assumption of the Assumed Neptune Liabilities by TAS.

               10.3. Opinion of Counsel. Neptune shall have received an opinion, addressed to it and dated the Closing Date, of Debevoise & Plimpton, special counsel for TAS, substantially in the form attached hereto as Exhibit L.

               10.4. Ancillary Agreements. TAS shall have entered into each of the following agreements with Neptune:

               (a)  the Escrow Agreement;

               (b) a Non-Competition Agreement, substantially in the form attached hereto as Exhibit M (the "TAS NON-COMPETITION AGREEMENT"), pursuant to which TAS agrees not to engage, either directly or indirectly, in any business competitive with the TAS Business anywhere in the world for a period of three years after the Closing Date;

               (c)  the License Agreement; and

               (d) the Manufacturing Agreement.

               10.5. Transfer Documents. TAS shall have delivered to Neptune at the Closing all documents, certificates and agreements (in form and substance reasonably satisfactory to Neptune) necessary to transfer to Neptune good and marketable title to the TAS Assets, free and clear of any and all Liens thereon, other than Permitted Liens, including without limitation:

                      (a) a bill of sale, assignment and general conveyance, substantially in the form attached hereto as Exhibit I, dated the Closing Date, with respect to the TAS Assets (other than any TAS Asset to be transferred pursuant to any of the instruments referred to in any other clause of this Section 10.5); and

                      (b) assignments of all Intellectual Property and any other agreements and instruments constituting the TAS Assets, dated the Closing Date, assigning to Neptune all of TAS's right, title and interest therein and thereto, substantially in the form attached hereto as Exhibit K, with any required consent endorsed thereon;

               10.6. FIRPTA Certificate. Neptune shall have received a certificate of TAS, dated the Closing Date and sworn to under penalty of perjury, setting forth the name, address and federal tax identification number of TAS and stating that TAS is not a "foreign person" within the meaning of section 1445 of the Code, such certificate to be in the form set forth in the Treasury Regulations thereunder.

               10.7. Financing Statement. TAS shall have delivered to Neptune releases or terminations under the Uniform Commercial Code and any other applicable federal, state or local statutes or regulations of any financing statements or similar filings filed against any of the TAS Assets (including, without limitation, any Liens asserted by any governmental authority with respect to Taxes).

               10.8. Corporate Proceedings. All corporate and other proceedings of TAS in connection with the this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Neptune and its counsel, and Neptune and its counsel shall have received all such documents and instruments, or copies thereof, certified if re quested, as may be reasonably requested.

                                   ARTICLE XI
                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

               11.1. Employment of Neptune's Employees. (a) Effective as of the Closing Date, TAS shall offer employment to those employees selected by TAS who are employed by Neptune in the operation of the Neptune Business at wage or salary levels, as applicable, that are competitive with industry standards. Those employees who accept such offers of employment effective as of the Closing Date shall be referred to herein as the "TRANSFERRED EMPLOYEES". Effective as of the Closing Date, TAS shall assume the liability of Neptune in respect of the Transferred Employees for accrued but unpaid salaries, wages, vacation and sick pay and 1998 incentive compensation, but only to the extent such liability is properly reflected on the Statement of Closing Net Asset Value (as defined in Section 2.8) and has arisen in the ordinary course of business consistent with past practices. Neptune shall remain responsible for payment of any and all retention, change in control, severance or other similar compensation or benefits which are or may become payable in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

               Neptune will, and will cause each of its Affiliates to, use all reasonable efforts to cause its employees employed in the Neptune Business to make available their employment services to TAS. For a period of three years from the Closing Date, Neptune will not, nor will it permit any of its Affiliates to, solicit, offer to employ or retain the services of or otherwise in terfere with the relationship of TAS with any Person employed by or otherwise engaged to perform services for TAS in connection with the Neptune Business.

               (b) Neither TAS nor any of its Affiliates shall have any Benefit Liability with respect to any Employee (as defined in Section 3.18(a)) or Plan (as defined in Section 3.18(a)) or any claim thereof or related thereto except to the extent expressly provided in this Article XI with respect to the Transferred Employees. From and after the Closing, Neptune shall remain solely responsible for any and all Benefit Liabilities in respect of the Employees, including the Transferred Employees and their beneficiaries and dependents, relating to or arising in connection with or as a result of (i) the employment or the actual or constructive termination of employment of any such Employee by Neptune (including, without limitation, in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements),
(ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Plan or other employee or retiree benefit or compensation plan, program, practice, policy, agreement or arrangement of Neptune or (iii) accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payroll items (including, without limitation, deferred compensation), except, in any such case, to the extent any such Benefit Liability is specifically assumed by TAS pursuant to this Section 11.1(a).

               11.2. Welfare and Fringe Benefit Plans. (a) From and after the Closing Date, Neptune shall remain solely responsible for any and all Benefit Liabilities to or in respect of the Transferred Employees or their beneficiaries or dependents relating to or arising in connection with any claims, whether such claims are asserted before, on or after the Closing Date, for life, disability, accidental death or dismemberment, supplemental unemployment compensation, medical, dental, hospitalization, other health or other welfare or fringe benefits or expense reimbursements which claims relate to or are based upon an occurrence on or before the Closing Date (including claims for continuing treatment in respect of any illness, accident, disability, condition or confinement which occurs or commences on or before the Closing Date).

               (b) From and after the Closing Date, Neptune shall remain solely responsible for any and all Benefit Liabilities relating to or arising in connection with the requirements of section 4980B of the Code to provide continuation of health care coverage under any Plan in respect of (A) Employees, other than the Transferred Employees and their covered dependents, and (B) to the extent related to a qualifying event occurring on or before the Closing Date, Transferred Employees and their covered dependents.

               11.3. Workers' Compensation. From and after the Closing Date, Neptune shall remain solely responsible for any and all Benefit Liabilities to or in respect of any Employee relating to or arising in connection with any and all claims for workers' compensation benefits arising in connection with any occupational injury or disease occurring or existing on or prior to the Closing Date.

               11.4. Employment Taxes. (a) Neptune and TAS will (i) treat TAS as a "successor employer" and Neptune as a "predecessor," within the meaning of sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees who are employed by TAS for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA") and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.

               (b) At the request of TAS with respect to any particular applicable Tax law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar Tax other than Taxes imposed under FICA and FUTA, Neptune and TAS will
(i) treat TAS as a successor employer and Neptune as a predecessor employer, within the meaning of the relevant provisions of such Tax law, with respect to Transferred Employees who are employed by TAS and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such Tax law with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.

                                   ARTICLE XII
                                   TERMINATION

               12.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

               (a)  by the written agreement of TAS and Neptune;

               (b) by TAS, or Neptune, by written notice to the other party if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. New York City time on March 12, 1999, unless such date shall be extended by the mutual written consent of TAS and Neptune , provided however, that in the event the consent of Neptune's shareholders referenced in Section 5.4 becomes required due to a change in applicable law, such date shall be extended until such time as is reasonably necessary to convene and hold a meeting of Neptune's shareholders at which the requisite number of such shareholders vote on the approval of the transactions contemplated hereby, but in no event shall such date extend beyond 5:00 p.m. New York City time on June 12, 1999;

               (c) by TAS by written notice to Neptune if (i) the representations and warranties of Neptune shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made or (ii) if any of the conditions set forth in Articles VIII or IX shall not have been fulfilled by 5:00 p.m. New York City time on March 12, 1999 unless such failure shall be due to the failure of TAS to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing, provided however, in the event the consent of Neptune's shareholders referenced in Section
        5.4 becomes required due to a change in applicable law and such consent is the sole remaining unfulfilled condition, such date shall be extended until such time as is reasonably necessary to convene and hold a meeting of Neptune's shareholders at which the requisite number of such shareholders vote on the approval of the transactions contemplated hereby, but in no event shall such date extend beyond 5:00 p.m. New York City time on June 12, 1999; or

               (d) by Neptune by written notice to TAS if (i) the representations and warranties of TAS shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made or (ii) if any of the conditions set forth in Articles VIII or X shall not have been fulfilled by 5:00 p.m. New York City time on March 12, 1999, provided however, that in the event the consent of Neptune's shareholders referenced in
        Section 5.4 becomes required due to a change in applicable law, such date shall be extended until such time as is reasonably necessary to convene and hold a meeting of Neptune's shareholders at which the requisite number of such shareholders vote on the approval of the transactions contemplated hereby, but in no event shall such date extend beyond 5:00 p.m. New York City time on June 12, 1999, unless the failure to fulfill any such conditions or obtain such shareholder consent shall be due to the failure of Neptune to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

               12.2. Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 12.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except pursuant to the Confidentiality Agreement, or Sections 13.2 and 13.4 of this Agreement and except for any liability resulting from such party's breach of this Agreement.

                                  ARTICLE XIII
                   DEFINITIONS, INDEMNIFICATION, MISCELLANEOUS

               13.1. Definition of Certain Terms. The terms defined in this
Section 13.1, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

               Adjusted Net Asset Value: as defined in Section 2.8(e)(i).

               Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

               Agreement: this Asset Purchase Agreement, including the Schedules hereto.

               Ancillary Agreements: the agreements and other documents and instruments described in Section 9.5 and Section 10.4.

               Assets: the Neptune Assets or the TAS Assets, as appropriate in the context used.

               Assumed Neptune Liabilities:  as defined in Section 2.5(a).

               Assumed TAS Liabilities:  as defined in Section 2.5(b).

               Benefit Liabilities: liabilities, obligations, commitments, costs and expenses, including reasonable fees and disbursements of attorneys and other advisors, including any such expenses incurred in connection with the enforcement of any applicable provision of this Agreement.

               Business: the Neptune Business or the TAS Business, as appropriate in the context used.

               CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 'SS'. 9601 et seq.

               Closing:  as defined in Section 2.1.

               Closing Date:  as defined in Section 2.1.

               Code:  the Internal Revenue Code of 1986, as amended.

               Confidentiality Agreement: the Confidentiality Agreement, dated as of July 16, 1998, between Neptune and Bowthorpe plc.

               Contracts: the contracts, arrangements, licenses, leases and other agreements whether written or oral set forth on Schedule 1.1(a).

               Dispute Notice:  as defined in Section 2.8(c)

               $ or dollars:  lawful money of the United States.

               Employee:  as defined in Section 3.18(a).

               Environmental Laws: all applicable laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any Hazardous Substances, including, without limitation, (i) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and
(iii) all other requirements pertaining to the protection of the health and safety of employees or the public.

               Environmental Liabilities and Costs: all Losses, whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, without limitation, all Losses related to Remedial Actions, and all fees, disbursements and expenses of governmental authorities, counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (i) the ownership or operation of the Neptune Business, Leased Real Property or Leases or any other real properties, assets, equipment or facilities, by Neptune, or any of their predecessors or Affiliates; (ii) the environmental conditions existing on the Closing Date on, under, above, or about any Leased Real Property or property subject to Leases or any other real properties, assets, equipment or facilities currently or previously owned, leased or operated by Neptune, or any of their predecessors or Affiliates; and

(iii) expenditures necessary to cause any Leased Real Property or any aspect of the Neptune Business to be in compliance with any and all requirements of Environmental Laws as of the Closing Date, including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws, and reasonably necessary to make full economic use of any Leased Real Property.

               Environmental Permits: any federal, state and local permit, license, registration, consent, order, administrative consent order, certificate, approval or other authorization necessary for, or advisable to be held or obtained by Neptune under any Environmental Law in connection with, the conduct of the Neptune Business as currently conducted or previously conducted.

               ERISA: the Employee Retirement Income Security Act of 1974, as amended.

               Escrow Agreement:  as defined in Section 2.2(A).

               Estimated Closing Net Asset Value:  as defined in Section 2.3

               Estimated Statement of Closing Net Asset Value: as defined in
Section 2.3.

               Excluded Neptune Assets:  as defined in Section 1.2.

               Excluded Neptune Liabilities:  as defined in Section 2.6(a).

               Excluded TAS Assets:  as defined in Section 1.2.

               Excluded TAS Liabilities:  as defined in Section 2.6(b).

               FICA:  as defined in Section 11.4(a).

               Financial Statements: (i) the audited financial statements of Neptune as at and for periods ended December 31, 1997 and (ii) unaudited financial statements of Neptune as at and for the six-month period ended June 30, 1998 and as at and for the nine-month period ended September 30, 1998, including balance sheets, statement of incomes, statements of stockholders' equity, statements of cash flow and, with respect to the audited financial statements contained herein, accompanying notes.

               FUTA:  as defined in Section 11.4(a).

               GAAP: generally accepted accounting principles as in effect in the United States.

               Hazardous Substances: any material or substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials (ii) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "pollutant", "contaminant", "toxic substance", "hazardous waste" or "hazardous substance" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority or Environmental Law.

               Indemnified Party:  as defined in Section 12.2(e).

               Indemnifying Party:  as defined in Section 12.2(e).

               Initial Purchase Price: as defined in Section 2.3(b).

               Intellectual Property: any and all United States and foreign: (a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part, extensions and re-examinations), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, slogans, and registrations and applications for registration or renewal thereof; (c) copyrights and registrations or renewals thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, research and development, ideas, engineering notebooks, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask works and other semiconductor chip rights and applications, registrations and renewals thereof;
(f) Software and firmware; (g) intellectual property rights similar to any of the foregoing; (h) copies and tangible embodiments thereof (in whatever form or medium, including electronic media) and (j) licenses of any of the foregoing.

               IRS:  the Internal Revenue Service.

               ISRA: the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq.

               Leased Real Property: all interests leased pursuant to the Leases.

               Leases: the Lease, dated July 14, 1998, between Panorama Park, Inc. and Neptune relating to the Mahwah Facility and the Lease, dated June 1998, between Prentiss Properties Acquisition Partners, L.P. and Neptune relating to the San Diego Facility.

               License Agreement:  as defined in Section 9.5(d).

               Lien: any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

               Litigation: any action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

               Losses: as defined in Section 13.2(a).

               Mahwah Facility: the facility located at 3 Industrial Avenue, Mahwah, New Jersey.

               Manufacturing Agreement:  as defined in Section 9.5(e).

               Material Adverse Effect: any event, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of the Neptune Business or the TAS Business, as appropriate in the context in which such term is used, or that will materially impair the ability of Neptune or TAS, as appropriate, to perform its obligations under this Agreement or the Ancillary Agreements.

               Neptune: as defined in the preamble to this Agreement.

               Neptune Assets: as defined in Section 1.1(a).

               Neptune Business: as defined in the first WHEREAS clause of this Agreement.

               Neptune Employee Accruals:  as defined in Section 2.5(a)(ii).

               Neptune Equipment:  as defined in Section 3.11(h)(ii).

               Neptune Fixed Assets:  as defined in Schedule 1.1(a)(i).

               Neptune Indemnities:  as defined in Section 12.2(b).

               Neptune Intellectual Property Assets: all Intellectual Property, including without limitation such Intellectual Property set forth on Schedule 3.11, and all rights of Neptune thereunder or in respect thereof relating to, used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Neptune Business, including, but not limited to, rights to sue for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof.

               Neptune Inventories:  as defined in Schedule 1.1(a)(ii).

               Neptune Non-Competition Agreement:  as defined in Section 9.5(b).

               Neptune Owned Intellectual Property:  as defined in Section
3.11(a).

               Neptune Product Lines: the wireless and satellite test equipment product lines and components set forth on Schedule A.

               Neptune Payable:  as defined in Section 2.5(a)(iii).

               Neptune Sale: the sale or any other transfer by Neptune of its properties or assets remaining after the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, the merger or any other consolidation with another entity or the distribution of any extraordinary dividends to shareholders of Neptune.

               Neptune Sales Representatives:  as defined in Section 3.20(b).

               Neptune Transfer Taxes:  as defined in Section 6.1.

               Neptune's Knowledge: the actual, conscious knowledge, after due inquiry, of the officers of Neptune.

               Net Current Asset Value: the excess of (x) the sum of cash and cash equivalents, accounts receivable, inventory and prepaid expenses over (y) the sum of accounts payable and accrued liabilities, each such current asset and current liability account to be prepared consistently with the June 30, 1998 balance sheet included in the Financial Statements.

               Net Worth: Neptune's total stockholders' equity calculated consistently with the June 30, 1998 balance sheet included in the Financial Statements.

               Non-Compete Consideration:  as defined in Section 2.2.

               Non-Competition and Confidentiality Commitment: as defined in
Section 3.17(b).

               Non-Transferrable Employees:  as defined in Section 3.17(c).

               NJDEP:  the New Jersey Department of Environmental Protection.

               Option Agreement of Sale: the option agreement dated July 14, 1998, between Panorama Park, Inc. and Neptune, pursuant to which Neptune has the right to acquire the Mahwah Facility.

               Organizational Documents: as to any Person, its certificate of incorporation or articles of incorporation, by-laws and other organizational documents, as amended.

               Other Consideration:  as defined in Section 2.2.

               Permitted Liens: (i) Liens for Taxes not yet due and payable or
(ii) Liens that, individually and in the aggregate, do not and would not materially detract from the value of the Assets or materially interfere with the use thereof as currently used or contemplated to be used or otherwise.

               Person: any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

               Plans:  as defined in Section 3.18(a).

               Purchase Price Adjustment:  as defined in Section 2.8(e)(i).

               Purchase Price Adjustment Deposit:  as defined in Section 2.2(A).

               Purchase Price Escrow Account: the escrow account established pursuant to the Escrow Agreement in which the Purchase Price Adjustment Deposit will be deposited.

               Related Persons:  as defined in Section 3.18(a).

               Release: any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

               Remedial Action Workplan: as defined in ISRA

               Remedial Actions: as defined in ISRA

               San Diego Facility: the facility located at 12220 El Camino Real, Suite 110, San Diego, California 92130.

               Software: all computer software, including but not limited to application software and system software, including all source code and object code versions thereof, in any and all forms and media, whether recorded on paper, magnetic media or other electronic or non-electronic media (including data and related documentation, user manuals, training materials, flow charts, diagrams, descriptive tests and programs, computer print-outs, underlying tapes, computer databases and similar items) integrated circuits, embedded systems and other electro-mechanical or processor based systems.

               Statement of Closing Net Asset Value: as defined in Section
2.8(a).

               TAS:  as defined in the preamble to this Agreement.

               TAS Assets:  as defined in Section 1.1(b).

               TAS Business: as defined in the second WHEREAS clause of this Agreement.

               TAS Equipment:  as defined in Section 4.5(h)(ii).

               TAS Indemnitees:  as defined in Section 13.2(a).

               TAS Intellectual Property Assets: all Intellectual Property, including without limitation the Intellectual Property set forth on Schedules 4.5(a) and 4.5(b)(i), and all rights of TAS thereunder or in respect thereof relating solely to, used or held for use in connection solely with, necessary solely for the conduct of, or otherwise material solely to, the TAS Business, including, but not limited to, rights to sue for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof.

               TAS Non-Competition Agreement:  as defined in Section 10.4(b).

               TAS Owned Intellectual Property:  as defined in Section 4.5(a).

               TAS' Knowledge: the actual, conscious knowledge, after due inquiry, of the officers of TAS.

               TAS Sales Representatives:  as defined in Section 4.17(b).

               TAS Transfer Taxes:  as defined in Section 7.1.

               Tax: any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

               Tax Return: any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               Third Party Accountants:  as defined in Section 2.8(d).

               Total Consideration:  as defined in Section 2.2.

               Transferred Employees:  as defined in Section 11.1.

               Treasury Regulations: the regulations prescribed pursuant to the Code.

               Year 2000 Compliant: neither the performance, nor the functionality of the equipment, hardware, firmware and software will be affected by dates prior to, during and after the year 2000, including but not limited to,
(a) no value for a current date will cause any interruption in the operation of the equipment, hardware, firmware and software, (b) the equipment, hardware, firmware and software shall calculate, manipulate and represent all date values within the application domain correctly for the purposes for which they were intended, (c) in all interfaces and data storage, the century in any date is specified either explicitly or by unambiguous inferencing rules and (d) the equipment, hardware, firmware and software recognize the year 2000, and all leap years beyond the year 2000, as leap years.

               13.2. Indemnification. (a) By Neptune. Neptune covenants and agrees to defend, indemnify and hold harmless TAS, its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "TAS INDEMNITEES") from and against, and pay or reimburse TAS Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "LOSSES"), resulting from or arising out of:

                   (i) any inaccuracy of any representation or warranty made by Neptune herein or under any Ancillary Agreement or document or certificate delivered in connection herewith or therewith (except for product liability claims of up to $100,000 in the aggregate with respect to any products included in the Neptune Business delivered prior to closing);

                  (ii) any failure of Neptune to perform any covenant or agreement hereunder or under any Ancillary Agreement or fulfill any other obligation in respect hereof or of any Ancillary Agreement;

                 (iii) any Excluded Neptune Liabilities (as defined in Section 2.6) or Excluded Neptune Assets (as defined in Section 1.2);

                 (iv)  any and all Taxes of Neptune and its Affiliates;

                  (v) any and all Benefit Liabilities in respect of Employees except, with respect to Transferred Employees, to the extent assumed by TAS pursuant to Article XI;

                 (vi) all Environmental Liabilities and Costs arising out of or resulting from the Neptune Business prior to the Closing or relating to the Excluded Neptune Assets;

                 (vii) subject to Section 13.2(a)(viii) below, the operation of the Neptune Business or the Neptune Assets prior to the Closing;

               (viii) product warranty claims in excess of $100,000 in the aggregate with respect to any products included in the Neptune Business delivered prior to the Closing; or

               (ix) the Assumed TAS Liabilities.

For purposes of this Section 13.2(a), any inaccuracy in any representation or warranty with respect to Section 3.7 shall be determined without regard to any materiality qualification contained in or otherwise applicable to such representation or warranty, which qualification limits the scope of such representation or warranty and, giving effect thereto, renders such representation or warranty accurate.

               (b) By TAS. TAS covenants and agrees to defend, indemnify and hold harmless Neptune and the officers, directors, employees, agents, advisers, representatives and Affiliates of Neptune (collectively, the "NEPTUNE INDEMNITEES") from and against any and all Losses resulting from or arising out of:

                 (i) any inaccuracy in any representation or warranty by TAS made or contained in this Agreement or any Ancillary Agreement or in connection herewith or therewith;

                (ii) any failure of TAS to perform any covenant or agreement made or contained in this Agreement or any Ancillary Agreement or fulfill any other obligation in respect hereof or thereof;

               (iii) any Excluded TAS Liabilities (as defined in Section 2.6) or any Excluded TAS Asset (as defined in Section 1.2);

               (iv) product liability claims with respect to any products included in the TAS Business delivered prior to the Closing; or

               (v)  the Assumed Neptune Liabilities.

               (vi)  any and all Taxes of TAS and its Affiliates;

               (vii) all Environmental Liabilities and Costs arising out of or resulting from the TAS Business prior to the Closing;

               (viii) the operation of the TAS Business or the TAS Assets prior to the Closing;

For purposes of this Section 13.2(b), any inaccuracy in any representation or warranty with respect to Section 4.18 shall be determined without regard to any materiality qualification contained in or otherwise applicable to such representation or warranty, which qualification limits the scope of such representation or warranty and, giving effect thereto, renders such representation or warranty accurate.

               (c) Effect of Indemnification. The provisions of this Section
13.2 shall in no way limit, supersede or otherwise affect the rights of any party under Section 2.8, and nothing contained in Section 2.8 relating to an adjustment to the Initial Purchase Price shall limit, supersede or otherwise affect the rights of any party under this Section 13.2; provided, that no party shall be entitled to be compensated more than once for the same Loss.

               (d) Limitations on Indemnity Obligation. (i) Limitation on Neptune's Obligation. Notwithstanding anything in this Section 13.2 to the contrary, to the extent indemnification is sought under this Agreement, Neptune shall be required to provide indemnification only up to an amount equal to the Initial Purchase Price, provided, however, that Neptune shall be required to provide indemnification for Losses resulting from or arising out of a breach of any representation or warranty or covenant contained in Sections 3.7, 3.15 and
3.18 without regard to such cap.

               (ii) Limitation on TAS' Obligation. Notwithstanding anything in this Section 13.2 to the contrary, to the extent indemnification is sought under this Agreement, TAS shall be required to provide indemnification only up to a maximum of $2,500,000.

               (e) Indemnification Procedures. (i) Third Party Claims Generally. In the case of any claim (other than a claim covered by Section 13.2(e)(iii)) asserted by a third party against, or commencement of any action by a third party reasonably believed to give rise to a claim for indemnification from, a party entitled to indemnification under this Agreement (the "INDEMNIFIED PARTY"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and
(iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld), no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an uncon-ditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party is reasonably likely to affect adversely the Indemnified Party's Tax liability or the ability of TAS to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided in this Section 13(e)(i), the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 13.2 and the records of each shall be made available to the other with respect to such defense.

               (ii) Other Claims. In the event an Indemnified Party obtains knowledge that it has sustained any Loss not involving a third party claim or action which such Indemnified Party reasonably believes may give rise to a claim for indemnification from an Indemnifying Party hereunder, notice shall be given by the Indemnified Party to the Indemnifying Party promptly setting forth in reasonable detail such claim or action, provided that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations within 60 business days of such dispute, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction in accordance with Section 13.10.

               (iii) Product Warranty Claims. In the case of any claim asserting a breach of warranty applicable to a Neptune Product, TAS may satisfy such claim and be entitled to indemnification therefor pursuant to Section 13.2(a)(viii), to the extent applicable; provided that TAS shall give notice of such claim to Neptune and shall use reasonable efforts to consult with

Neptune regarding the legitimacy of such claim and commercially reasonable methods of satisfying such claim.

               (f) Time Limitation. All claims for indemnification under clause
(i) of the first sentence of Section 13.2(a) or clause (i) of the first sentence of Section 13.2(b) must be asserted within 30 days of the termination of the respective survival periods set forth in Section 12.3.

               (g) Tax Treatment of Indemnity Payments. The parties agree to treat any indemnity payment made pursuant to Section 13.2(a) or 13.2(b) as an adjustment to the Initial Purchase Price with respect to the Neptune Assets or TAS Assets, as applicable, for all Tax purposes unless otherwise required by law.

               13.3. Survival of Representations and Warranties, etc. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

               (a) except as set forth in clauses (b) and (c) below, the representations and warranties contained in Articles III and IV shall survive for a period of 2 years following the Closing Date;

               (b) the representations and warranties contained in Section 3.15 shall survive for a period of 6 years following the Closing Date;

               (c) the representations and warranties contained in the fifth sentence of Sections 3.8(a), the penultimate sentence of Section 3.9(b) and the second sentence of Section 4.4 shall survive without limitation; and

               (d) the representations and warranties of Neptune contained in Sections 3.7, 3.18 and Article XI shall survive as to any Tax or ERISA matter covered by such representations and warranties for 60 days following the expiration of the applicable statute of limitations for such Tax or ERISA matter.

               13.4. Expenses. Except as provided in Sections 2.8(d), 6.1 and 7.1, Neptune, on the one hand, and TAS, on the other hand, shall bear their respective expenses, costs and fees (including attorneys', auditors' and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

               13.5. Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

               13.6. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (b) sent by next-day or overnight mail or delivery or (c) sent by telecopy or telegram (with confirmation the following business day by next business day or overnight mail delivery), to:

               (i)  if to TAS,

                      Telecom Analysis Systems, Inc.
                      34 Industrial Way East, Suite 6
                      Eatontown, New Jersey  07724
                      Telephone: (732) 544-8700
                      Telecopy:  (732) 544-1473
                      Attention:  President

                      with a copy to:

                      Bowthorpe plc
                      Gatwick Road
                      Crawley, West Sussex
                      RH102RZ United Kingdom
                      Telephone:  44-129-352-8888
                      Telecopy: 44-129-354-1905
                      Attention:  Company Secretary

                      Debevoise & Plimpton
                      875 Third Avenue
                      New York, New York 10022
                      Telephone:  (212) 909-6451
                      Telecopy:  (212)  909-6836
                      Attention:  Robert F. Quaintance, Esq.

            (ii)  if to Neptune,

                      Wireless Telecom Group, Inc.
                      East 64 Midland Avenue
                      Paramus, New Jersey  07652
                      Telephone:  (201) 261-8797
                      Telecopy:  (201) 261-8339
                      Attention:  President

                      with a copy to:

                      Morrison Cohen Singer & Weinstein LLP
                      750 Lexington Avenue
                      New York, New York 10022
                      (212) 735-8680
                      (212) 735-8708
                      Attention:  Robert H. Cohen, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

               All such notices, requests, demands, waivers and other communications shall be deemed to have been received (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered if it is a business day, or otherwise the next business day, (z) if by telecopy or telegram, on the next day (if it is a business day, or otherwise the next business day) following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

               13.7. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

               13.8. Entire Agreement. This Agreement (including the Schedules hereto), the Ancillary Agreements (when executed and delivered) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

               13.9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

               13.10. Governing Law, etc. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York, without giving effect to the conflict of laws rules thereof. The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13.6, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

               13.11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. If at any time prior to the third anniversary of the Closing Date, (i) Neptune's Net Worth is less than $7,500,000 or Neptune's Net Current Asset Value is less than $3,000,000, and Neptune engages in a Neptune Sale or, (ii) as a result of any Neptune Sale, such net worth or net current asset value would be reduced to less than such specified amounts, then in the case of either (i) or (ii) Neptune shall not consummate any such Neptune Sale, unless such buyer, transferee or surviving entity assumes the indemnification obligations of Neptune pursuant to Section 13.2 pursuant to a written instrument of assumption in form and substance reasonably satisfactory to TAS. The parties acknowledge that the covenants contained in this Section
13.11 are of a special and unique character and that any breach of any such covenants or obligations would cause irreparable harm for which remedies at law are inadequate. Notwithstanding anything to the contrary contained herein, TAS shall have the right to injunctive or other equitable relief, in addition to all of its other rights and remedies at law to enforce the provisions of this
Section 13.11. All costs and expenses (including attorneys' fees) reasonably incurred in any dispute concerning the enforcement of this Agreement shall be borne by the non-prevailing party.

               13.12. Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other party hereto.

               13.13. No Third Party Beneficiaries. Except as provided in
Section 13.2 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

               13.14. Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of any party hereunder shall not be affected or deemed waived by reason of any investigation made by or on behalf of the other party (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that such other party or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                         TELECOM ANALYSIS SYSTEMS, INC.

                         By: /s/ Charles W. Simmons
                            ------------------------------------
                             Name: Charles W. Simmons
                             Title: President


                         WIRELESS TELECOM GROUP, INC.

                         By: /s/ Demir R. Eden
                            ------------------------------------
                             Name: Demir Richard Eden
                             Title: President